Exhibit 4.10

English Translation

Agreement on Entrusted Management of

the Enterprise Annuity Plan of

China Life Insurance (Group) Company

(Including supplementary terms for account management and investment management)

Contract No.: 2009110000000002-2013XQ

Party A: China Life Insurance (Group) Company

China Life Insurance Company Limited

China Life Asset Management Company Limited and its Participating Employees

Party B: China Life Pension Company Limited

Date:

Party A:

China Life Insurance (Group) Company

Address: 17 Financial Street, Xicheng District, Beijing, 100033, China

Tel: 010-66009999

Fax: 010-66009303

Legal representative: Yang Mingsheng

Enterprise annuity funds program registration number: RenSheTingHan [2008] No. 510

China Life Insurance Company Limited

Address: 16 Financial Street, Xicheng District, Beijing, 100033, China

Tel: 010-85659999

Fax: 010-85252210

Legal representative: Yang Mingsheng

China Life Asset Management Company Limited and its Participating Employees

Address: 20/F, China Life Center, 17 Financial Street, Xicheng District, Beijing, 100033, China

Tel: 010-66221188

Fax: 010-66222621

Legal representative: Yang Mingsheng

Party B: China Life Pension Company Limited

Address: 12 Financial Street, Xicheng District, Beijing, 100033, China

Tel: 010-63635888

Fax: 010-85626199

Legal representative: Wang Jian

Enterprise annuity funds manager’s qualification certificate number: 0107

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		Page

Chapter 9.	Handling of Investment Management Information	43
Chapter 10.	Handling of Errors	43
Chapter 11.	Payment of Account Management Fee	44
Chapter 12.	Information Reporting and Disclosure	44
Chapter 13.	Prohibited Acts	45
Supplementary Terms for Investment Management to the Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company		46
Chapter 1.	Definitions	46
Chapter 2.	Representations and Warranties	46
Chapter 3.	Rights and Obligations	47
Chapter 4.	Entrusted Assets	49
Chapter 5.	Investment Policy and Modifications	50
Chapter 6.	Appointment and Change of Investment Managers	51
Chapter 7.	Appointment and Change of Brokers	51
Chapter 8.	Sending, Confirmation and Execution of Investment Instructions	51
Chapter 9.	Treatment of Trading beyond Authority and Passive Limit Exceeding	52
Chapter 10.	Valuation of the Entrusted Assets	55
Chapter 11.	Payment of the Investment Management Fee	57
Chapter 12.	Information Reporting and Disclosure	58
Chapter 13.	Prohibited Acts	60
Appendix 1 :	Investment Polic	62
Appendix 2 :	Information of the Investment Managers	69

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Foreword

In order to regulate the operation of enterprise annuity funds, protect the legal interests of Party A, Party B and beneficiaries, and specify the rights and obligations of Party A and Party B, the parties hereto enter into this Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company (including supplementary terms for account management and investment management) (hereinafter referred to as “the Agreement”) based on the principles of fairness, equality, willingness and good faith pursuant to the Trust Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Interim Measures for Enterprise Annuity (Order No. 20 of the Ministry of Labor and Social Security of the People’s Republic of China ), the Administrative Measures for Enterprise Annuity Funds (Order No. 11 of the Ministry of Human Resources and Social Security) as well as the Enterprise Annuity Program of Party A.

Chapter 1. Definitions

The following terms shall have the respective meanings given to them below unless otherwise required by the context:

1.1 “Enterprise Annuity” shall mean a supplementary pension insurance system set up voluntarily by Party A and its employees in addition to their basic pension insurances.

1.2 “Enterprise Annuity Program” shall mean a legal document initiated by Party A with Party A’s employees’ participation, which is collectively negotiated by Party A and Party A’s employees, and reviewed by and registered with appropriate authorities of human resources and social security. The document covers, among other things, the scope of Party A’s participants, fund raising method, personal account management, fund management, calculation and grant of the Enterprise Annuity Benefits, payment method, payment conditions, organization management and supervision, conditions for discontinuation of contribution and other matters agreed by the two parties.

1.3 “Enterprise Annuity Plan” consists of the Enterprise Annuity Scheme and other legal documents such as an enterprise annuity fund management contract.

1.4 “Single Enterprise Annuity Plan” shall mean an enterprise annuity plan in which an entrustee separately manages an enterprise annuity fund delivered by a single entruster.

1.5 “Collective Enterprise Annuity Plan” shall mean an enterprise annuity plan in which an entrustee collectively manages enterprise annuity funds delivered by multiple entrusters.

1.6 “Properties under the Enterprise Annuity Funds” shall mean enterprise supplementary pension insurance funds formed by money pooled by Party A and its employees according to the Enterprise Annuity Program and income from investment and operation of such money.

1.7 “Entrusted Investment Assets” shall mean assets among the Properties under the Enterprise Annuity Funds which have been entrusted to the Investment Administrator.

1.8 “Entrusters” shall mean Party A and its employees who have established the Enterprise Annuity Plan. Party A will herein exercise the rights and obligations of the Entrusters on behalf of other Entrusters.

1.9 “Beneficiaries” shall mean Party A’s employees participating in the Enterprise Annuity Plan and other natural persons who are entitled to receive benefits from the Enterprise Annuity Plan according to the Enterprise Annuity Program.

1.10 “Entrustee” shall mean corporate fiduciary entities meeting applicable regulations such as pension management companies who are entrusted to manage the Enterprise Annuity Fund, and it specially refers to Party B herein.

1.11 “Account Manager” shall mean professional entities meeting applicable regulations who are entrusted by the Entrustee to manage accounts of the Enterprise Annuity Fund.

1.12 “Custodian” shall mean commercial banks meeting applicable regulations who are entrusted by the Entrustee to keep the Properties under the Enterprise Annuity Funds.

1.13 “Investment Administrator” shall mean professional entities meeting applicable regulations who are entrusted by the Entrustee to invest and manage the Properties under the Enterprise Annuity Funds.

1.14 “Account Management Agreement” shall mean the Account Management Agreement for the Enterprise Annuity Plan of China Life Insurance (Group) Company between Party B and the Account Manager and its appendix as well as any valid changes and addendum to the agreement and its appendix made by Party B and the Account Manager.

1.15 “Custody Agreement” shall mean the Custody Agreement for the Enterprise Annuity Plan of China Life Insurance (Group) Company between Party B and the Custodian and its appendix as well as any valid changes and addendum to the agreement and its appendix made by Party B and the Custodian.

1.16 “Investment Management Agreement” shall mean the Investment Management Agreement for the Enterprise Annuity Plan of China Life Insurance (Group) Company between Party B and the Investment Administrator and its appendix as well as any valid changes and addendum to the agreement and its appendix made by Party B and the Investment Administrator.

1.17 “Custody Account for Entrusted Property” shall mean a dedicated deposit account opened by the Custodian for pooling Enterprise Annuity contributions, allocating funds to the Custody Account for Investment Assets, paying the Enterprise Annuity Benefits to the Beneficiaries and paying Enterprise Annuity management fees or transferring the Properties under the Enterprise Annuity Funds as required by applicable laws and regulations.

1.18 “Custody Account for Investment Assets” shall mean a dedicated deposit account opened by the Custodian for clearing funds arising from investment and operation of entrusted Enterprise Annuity funds.

1.19 “Enterprise Account” shall mean an account bearing basic enterprise information and other information on the interests of the Enterprise Annuity Plan, with basic enterprise information at least including enterprise code, enterprise name, organization code, mailing address, contact names and phone numbers, and information on the interests of the Enterprise Annuity Plan at least including contributions, payments, investment income, balance of interests and non-vested interests.

1.20 “Personal Account” shall mean an account bearing an employee’s basic personal information, enterprise contribution information, personal contribution information, investment income, vested interest and other things.

1.21 “Retained Account” shall mean an account bearing an employee’s basic personal information, investment income, balance of interests and other things when the employee is transferred out of the China Life’s system due to reasons set forth by applicable laws and regulations such as employment change, schooling, entry into army and unemployment, or when the Enterprise Annuity Plan is terminated and the employee does not participate in any enterprise annuity plans managed by other entrustees.

1.22 “Retirement Account” shall mean an account bearing an employee’s basic personal information, payment of the Enterprise Annuity Benefits, investment income, balance of interests and other things when the employee chooses to collect the Enterprise Annuity Benefits by installments after his/her retirement.

1.23 “Vested Interests” shall mean interests attributable to a Party A’s employee which come from the enterprise contributions and related investment and operation incomes within the employee’s Personal Account for enterprise annuity when the employee meets the vesting conditions set forth in the Enterprise Annuity Program.

1.24 “Non-vested Interests” shall mean enterprise contributions and income from their investment and operation not vested to a Party A’s employee according to the vesting conditions set forth in the Enterprise Annuity Program when the employee left Party A.

1.25 “Personal Account Interests” shall mean personal contributions and income from their investment and operation in the Personal Account as well as vested interests of the Beneficiaries.

1.26 “Enterprise Annuity Benefits” shall mean the Personal Account Interests to be paid to the Beneficiaries according to applicable laws and regulations and the Enterprise Annuity Program.

1.27 “Investment Portfolio” shall mean several investment units as divided from the Enterprise Annuity Funds in order to diversify risks.

1.28 “Reserves for Investment Management Risks” shall mean the money drawn by the Investment Administrator from investment management fees charged in a period specifically to offset any investment losses of the Enterprise Annuity funds during such period in connection with the managed Investment Portfolio when the agreement is terminated.

1.29 “Account for Reserves for Investment Management Risks” shall mean a dedicated deposit account opened by the Investment Administrator for depositing the Reserves for Investment Management Risks drawn by the Investment Administrator from investment management fees.

1.30 “Trading Day” shall mean a business day of exchanges such as Shanghai Stock Exchange and Shenzhen Stock Exchange.

1.31 “Audit Fee” shall mean the costs incurred for auditing the Enterprise Annuity Plan.

1.32 “Trading Costs” shall mean the costs incurred for trading securities such as stamp duty, handling charge, transfer fee, securities management fee, commission and account maintenance fee.

1.33 “Fund Transfer Costs” shall mean the costs incurred for fund transfers between the Custody Account for Entrusted Property and the Custody Account for Investment Assets, fund transfers between the Custody Account for Investment Assets and capital accounts of clearing organizations in securities market, interbank bond market, open-ended funds, fund transfers for collection of the Enterprise Annuity Benefits, as well as remittance and transfer costs for making relevant payments and costs for purchasing bank drafts.

1.34 “Account Opening Costs” shall mean the costs incurred when the Custodian opens capital accounts and investment trading accounts for the Enterprise Annuity Plan and the Investment Portfolio.

1.35 “Liquidation Costs” shall mean the costs incurred when liquidating the Properties under the Enterprise Annuity Funds upon termination of the Enterprise Annuity Plan.

1.36 “Over Contribution” shall mean the case that amounts actually contributed by the Entrusters are greater than amounts to be contributed as shown in contribution notifications.

1.37 “Under Contribution” shall mean the case that amounts actually contributed by the Entrusters are less than amounts to be contributed as shown in contribution notifications.

1.38 “Termination Date of Management Duties” shall mean the date when the duties of the Entrustee, Account Manager, Custodian or Investment Administrator of the Enterprise Annuity Plan are terminated and the business handover between old and new managers is completed, which will be negotiated and determined by the Entrustee and old and new managers.

1.39 “Laws and Regulations”, within this Agreement, shall mean laws, regulations, judicial interpretations, departmental rules and normative documents promulgated and currently in effect in China.

1.40 “Force Majeure” shall mean situations that cannot be foreseen, avoided or overcome by the two parties, including but not limited to natural disasters, social and political upheavals and wars, as well as trading system failures of securities trading and clearing organizations such as stock exchanges, China Securities Depository and Clearing Co., Ltd., China Central Depository & Clearing Co., Ltd. And Shanghai Clearing House.

1.41 “Losses”, all losses referred to in the Agreement and its appendix as well as any subsequent supplemental agreements are direct losses.

Chapter 2. Representations and Warranties

2.1	Party A hereby represents and warrants as follows.

2.1.1	Party A represents that, it has, as decided by discussion at the employee meeting (or employee representative meeting) and with duly authorization from the employees, signed the Agreement and may deal with matters relating to the Beneficiaries on behalf of the Entrusters, except those which shall only be dealt with by the Beneficiaries themselves as required by the Laws and Regulations, the Agreement and the nature of actions.

2.1.2	Party A represents that, it has understood the provisions of the Laws and Regulations regarding enterprise annuities and agreements in the Agreement, fully recognized the risks that might be present in the course of operation of the Properties under the Enterprise Annuity Funds, and voluntarily entrusted the Properties under the Enterprise Annuity Funds that it has pooled and lawfully owns pursuant to the Enterprise Annuity Program to the management, use and disposal of Party B in accordance with the Laws and Regulations and the Agreement.

2.1.3	Party A represents that, in accordance with documents and materials relevant to the establishment of Enterprise Annuity Plan, it has executed the Agreement, will perform its obligations and exercise its rights hereunder, not violating the Articles of Association of Party A or any effective judgment, verdict, authorization or agreement applicable to Party A, nor being questioned by any other third party, and will be responsible for the effective performance of the Agreement.

2.1.4	Party A warrants that the sources and uses of Properties under the Enterprise Annuity Funds conform to application laws and regulations, and there is no guarantee or mortgage over such property or any other restrictive conditions that interfere with Party B’s entrusted management of such property.

2.1.5	Party A warrants that, all materials and information that it furnishes to Party B is legal, true, accurate and complete, without any misrepresentations, major omissions or misleading statements.

2.2	Party B hereby represents and warrants as follows.

2.2.1	Party B represents that, it is a corporate fiduciary entity that is lawfully established and existing under the Laws and Regulations, duly qualified to engage in entrusted management business of enterprise annuity funds and duly entrusted with the management of the Properties under the Enterprise Annuity Funds.

2.2.2	Party B represents that, it has executed the Agreement and will perform its obligations and exercise its rights hereunder and not violate the Articles of Association of Party B or any effective judgment, verdict, authorization or agreement applicable to Party A.

2.2.3	Party B represents that, the market is subject to risks, and makes no guarantee of profits or freedom from losses in the course of managing the Properties under the Enterprise Annuity Funds.

2.2.4	Party B warrants that, it will faithfully, prudently and diligently perform its entrusted management duties and manage and dispose of the Properties under the Enterprise Annuity Funds in the best interest of the Beneficiaries in line with the principles of good faith, prudence and diligence strictly observing the Laws and Regulations, self-disciplinary conventions for enterprise annuity management industry and the provisions herein.

2.2.5	Party B warrants that, all materials and information that it furnishes to Party A is legal, true, accurate and complete, without any misrepresentations, major omissions or misleading statements.

Chapter 3. Establishment of the Entrustment

3.1	Conditions of establishment.

The Enterprise Annuity Program of Party A has been filed with the appropriate authorities of human resources and social security, with filing number: Ren She Ting Han [2008] No. 510.

3.2	Purposes of establishment.

The entrustment is established to safeguard the independence of the Properties under the Enterprise Annuity Funds, strive for the value preservation and appreciation of Enterprise Annuity Funds and raise the beneficiaries’ post-retirement income.

3.3	Entrusted Property.

Party B is entrusted by Party A to manage the Properties under the Enterprise Annuity Funds pursuant to the Agreement.

3.4	Establishment of entrustment.

The entrustment is established upon the filing of the Agreement between Party A and Party B and the respective entrusted management agreements between Party B and other managers, with the appropriate authorities of human resources and social security.

Chapter 4. Rights and Obligations

4.1	Parties to the Entrustment.

Parties to the Entrustment are Party A, Party B and the Beneficiaries.

4.2	Rights and obligations of Party A

4.2.1	Rights of Party A.

4.2.1.1	Supervise the entrusted management performed by Party B.

4.2.1.2	Be informed by Party B of the management, disposal and the balance of the Enterprise Annuity Funds, and demand Party B to provide relevant explanation.

4.2.1.3	Consult, transcribe or copy accounting materials with respect to the Properties under the Enterprise Annuity Funds, and other materials relating to the management of such Funds pursuant to the Laws and Regulations.

4.2.1.4	Terminate the Agreement in accordance herewith.

4.2.1.5	Consult the entrusted management agreements of Enterprise Annuity Plan from Party B.

4.2.1.6	Exercise other rights available according to the Laws and Regulations and the provisions herein.

4.2.2	Obligations of Party B.

4.2.2.1	Comply with the Laws and Regulations and the Agreement, not infringe on the legitimate rights and interests of the State, the public and the Beneficiaries, and in case of any adjustment to the Laws and Regulations, consult with Party B in a timely manner to modify the Agreement accordingly.

4.2.2.2	Make contributions as required by the Enterprise Annuity Program and cooperate with Party B in transferring the contributions to the Custody Account for Investment Assets within 45 days of the pooling of contributions for the Enterprise Annuity Funds into the Custody Account for Entrusted Property.

4.2.2.3	Pay account management fee in full and in a timely manner, and agree that Party B may disburse entrusted management fee, custody fee, investment management fee and other relevant fees from the Properties under the Enterprise Annuity Funds pursuant to the Agreement.

4.2.2.4	Provide Party B with all such materials and information as necessary for the establishment and operation of the Enterprise Annuity Program, including basic enterprise information, basic personal information of the employees, contribution information and proofs of the payment of annuity benefits, and undertake such duties in the process of management as are agreed in the Agreement and the Enterprise Annuity Program such as data confirmation. Among them, basic enterprise information shall include, among other things, enterprise code, enterprise name, organization code, mailing address, contact names and phone numbers, and information, and basic personal information shall include, among other things, an employee’s number in the Enterprise Annuity Plan, name, gender, date of birth, citizen ID number or other valid ID number, mailing address, contact names and phone numbers, commencement of employment and Plan participation date.

4.2.2.5	Make disclosure to the Beneficiaries of information with respect to the management of the Enterprise Annuity Funds, including but not limited to, the contents hereof, any changes of the statuses of the Beneficiaries’ personal accounts, periodical and ad-hoc reports of the Enterprise Annuity Plan, auditing reports and liquidation reports.

4.2.2.6	In case of any changes to the Enterprise Annuity Program, negotiate with Party B in advance where such changes involve the duties of entrusted management, and promptly file the revised Enterprise Annuity Program with appropriate authorities of human resources and social security and notify Party B in writing in a timely manner.

4.2.2.7	In case of Party A’s termination of Enterprise Annuity Plan, apply to Party B for the transfer of Personal Account Interests of the Beneficiaries to the Retained Account for management.

4.2.2.8	Without justified reasons, Party A shall not interfere with Party B’s performance of duties of entrustee imposed by the Laws and Regulations or Party B’s selection of other enterprise annuity management institutions. Party A shall be liable for any damages incurred to the Properties under the Enterprise Annuity Funds due to its unjustified interference.

4.2.2.9	Keep intact all vouchers, contracts and agreements related hereto for a minimum of 15 years from the termination hereof.

4.2.2.10	Perform any other obligations prescribed by the Laws and Regulations and agreed herein.

4.3	Rights and obligations of Party B.

4.3.1	Rights of Party B.

4.3.1.1	From the date when the Agreement takes effect, Party B has the right to manage, use and dispose of the Properties under the Enterprise Annuity Funds in accordance with the Laws and Regulations and the Agreement.

4.3.1.2	Obtain business data and information relating to the management of the Enterprise Annuity Plan pursuant to the Agreement.

4.3.1.3	Select, supervise and replace the Account Manager, Custodian and Investment Administrator.

4.3.1.4	Charge entrusted management fee on the Entrusted Property pursuant to the Agreement, require Party A to pay account management fee in full and in a timely manner in accordance with the Supplementary Terms for Account Management, and disburse custody fee and investment management fee from the Properties under the Enterprise Annuity Funds in accordance with the Custody Agreement and Supplementary Terms for Investment Management.

4.3.1.5	In case that Party A fails to handle formalities necessary to transfer Personal Account Interests of the Beneficiaries to the Retained Account when it is dissolved, revoke, declared bankrupt or taken over in accordance with laws and thus unable to continue its performance hereof, Party B has the right to transfer such Interests to the Retained Account under the Collective Enterprise Annuity Plan sponsored and established by Party B for management.

4.3.1.6	Where any instruction of Party A contradicts the Laws and Regulations, Party B has the right to refuse follow such instruction.

4.3.1.7	Exercise other rights available according to the Laws and Regulations and the provisions herein.

4.3.2	Obligations of Party B.

4.3.2.1	Comply with the Laws and Regulations and the Agreement, not infringe on the legitimate rights and interests of the State, the public and the Beneficiaries, and in case of any adjustment to Laws and Regulations, consult with Party A in a timely manner to adjust the Agreement accordingly.

4.3.2.2	Observe the Agreement and perform its fiduciary duties in the best long-term interest of the Beneficiaries.

4.3.2.3	Establish sound systems for internal risk controls, supervision and auditing, financial management and personnel management, equip itself with sufficient professional staff and keep the operation risks of Enterprise Annuity Funds under tight control.

4.3.2.4	Shall not use the Properties under the Enterprise Annuity Funds to seek any improper interests, except for obtaining remuneration in accordance with the Laws and Regulations and the Agreement.

4.3.2.5	Manage and keep accounts of the Properties under the Enterprise Annuity Funds separately from the proprietary property of Party B and other properties under its management.

4.3.2.6	Credits and debts arising from the management and disposal of the Properties under the Enterprise Annuity Funds shall not offset those resulting from the proprietary property of Party B and other property under its management.

4.3.2.7	Supervise the Account Manager, Custodian and Investment Administrator and in case that any of them is found to have violated the Agreement and the Laws and Regulations, take necessary steps to protect the interests of Party A and the Beneficiaries and report to Party A and appropriate authorities of human resources and social security in a timely manner.

4.3.2.8	In accordance with the Laws and Regulations, be subject to and cooperate with the supervision by appropriate authorities of human resources and social security, and actively fulfill relevant filing and reporting obligations.

4.3.2.9	In accordance with the Laws and Regulations, engage proper accounting firms to audit of the Enterprise Annuity Plan, and organize the liquidation of the Properties under the Enterprise Annuity Funds by a liquidation group upon the termination of the Plan.

4.3.2.10	Where the duties of Party B terminate, after Party A selects a new entrustee, Party B shall hand over its work to the new entrustee promptly and properly, and until the accomplishment of such handover, continue to perform its fiduciary duties and obligations and charge relevant fees pursuant to the Agreement.

4.3.2.11	Keep intact the records of management of Enterprise Annuity Funds with respect hereto, including paper and electronic files of all kinds for a minimum of 15 years from the termination hereof, and require other managers to keep intact relevant materials.

4.3.2.12	Perform any other obligations prescribed by the Laws and Regulations and agreed herein.

4.4	Rights and obligations of the Beneficiaries.

4.4.1	Rights of the Beneficiaries.

4.4.1.1	Receive Vested Interests pursuant to the vesting rules of Personal Account Interests as agreed in the Enterprise Annuity Program.

4.4.1.2	Know and inquire about the basic information of Personal Account of the Enterprise Annuity Funds in accordance with laws and regulations and the Agreement.

4.4.1.3	Apply for the collection of Enterprise Annuity Benefits in accordance with the Laws and Regulations and the Agreement.

4.4.1.4	Where a Beneficiary is transferred out of the China Life system as he/she resigns, if his/her new employer has already established an enterprise annuity plan, his/her Personal Account Interests shall be transferred to such new plan; if the new employer has not yet established one, such Personal Account Interests may be managed by opening a Retained Account under the Enterprise Annuity Plan or transferred to the Retained Account under the Collective Enterprise Annuity Plan sponsored and established by Party B for management.

4.4.1.5	In case of the death of a Beneficiary, his/her Personal Account Interests shall be collected in a lump sum by his/her designated death beneficiary (beneficiaries) or legal heirs, with the identification of such heirs subject to the judicial documents issued by competent authority. Where any legal heir that is not so identified demands the payment of Enterprise Annuity Benefits, Party B has the right to refuse the execution.

4.4.1.6	Exercise other rights available according to applicable laws and regulations and the provisions herein.

4.4.2	Obligations of the Beneficiaries.

4.4.2.1	Make contributions pursuant to the Enterprise Annuity Program and the Agreement.

4.4.2.2	Shall not transfer the beneficial right of the Enterprise Annuity Funds nor use such right for debt repayment or guarantee.

4.4.2.3	Provide materials and information required for the management and operation of the Enterprise Annuity Funds.

4.4.2.4	Be responsible for the account management fee for the Retained Account and Retirement Account as agreed herein.

4.4.2.5	Where a Beneficiary is transferred out of the China Life system but his/her new employer has not established any enterprise annuity plan, and Party A thus requires his/her Personal Account Interests to be transferred to the Retained Account under the Collective Enterprise Annuity Plan sponsored and established by Party B for management, the Beneficiary shall agree to handle related formalities and do the same.

4.4.2.6	Perform any other obligations prescribed by the Laws and Regulations and agreed herein.

Chapter 5. Management of the Enterprise Annuity Funds

5.1	Management duties of the Entrustee.

5.1.1	In accordance with the Laws and Regulations and the Agreement, supervise the management of the Enterprise Annuity Funds and urge the Account Manager, Custodian and Investment Administrator to fulfill their management duties of such Funds in line with the principles of good faith, prudence and diligence.

5.1.2	Develop asset allocation strategies for the Enterprise Annuity Funds, follow the principles of high security and steady income and employ a method of diversifying risks and professional management to realize the value preservation and appreciation of Enterprise Annuity.

5.1.3	Determine the investment supervision item checklist with the Custodian and Investment Administrator through joint consultation, and urge the Custodian to supervise the operation of Investment Administrator as per such checklist.

5.1.4	As agreed in the Enterprise Annuity Program and the Agreement, supervise and audit the enterprise contributions, employee contributions and payments of Enterprise Annuity Benefits, collect the enterprise and employee contributions in a timely manner, and pay the Enterprise Annuity Benefits to the Beneficiaries in full and in a timely manner.

5.1.5	Require the Account Manager to provide inquiry services of the Enterprise Annuity Funds for the Entrusters and the Beneficiaries.

5.1.6	Upon occurrence of any significant matters, report promptly to the Entrusters and relevant regulatory authorities.

5.1.7	Where any losses are incurred to the Properties under Enterprise Annuity Funds due to any failure of the Account Manager, Custodian or Investment Administrators selected by the Entrustee for fulfilling their management duties of the Enterprise Annuity Funds in light with the principles of good faith, prudence and diligence, the Account Manager, Custodian or Investment Administratora shall be responsible for such losses and the Entrustee shall be held liable in accordance with laws.

5.1.8	In accordance with the Laws and Regulations and the Agreement, submit management reports of the Enterprise Annuity Funds and the responses to any relevant inquiries to the Entrusters and relevant regulatory authorities in a timely manner and be responsible for the Authenticity, completeness and accuracy of such reports.

5.1.9	Perform other duties as required by the Laws and Regulations and the provisions herein.

5.2	Management duties of the Account Manager.

5.2.1	Where the Entrustee entrusts the account management of the Enterprise Annuity Funds to an enterprise annuity account management institution duly qualified for account management, an Account Management Agreement shall be entered into. Should the Account Manager violate the Laws and Regulations and the Agreement and thus incur any losses to the Properties under the Enterprise Annuity Funds, the Account Manager shall be held liable in accordance with laws.

5.2.2	Management duties of the Account Manager include:

5.2.2.1	Open Enterprise Account and Personal Accounts for the Enterprise Annuity Funds;

5.2.2.2	Record the basic information of enterprise and employee contributions, investment income of the Enterprise Annuity Funds, changes of information and property in the Enterprise Account and Personal Accounts of such Funds, and calculate the collectable Enterprise Annuity Benefits;

5.2.2.3	Submit on a periodical basis, information such as account manage data and management reports of the Enterprise Annuity Funds to the Entrustee and reports on account management business operation of Enterprise Annuity Funds to relevant regulatory authorities;

5.2.2.4	Provide the Entrusters and Beneficiaries with inquiry service regarding the Enterprise Account and Personal Accounts of the Enterprise Annuity Funds, and provide annual equity statements for the Beneficiaries;

5.2.2.5	Check contribution data and any changes of properties in the Enterprise Annuity Funds accounts with the Custodian and submit the results to the Entrustee in a timely manner;

5.2.2.6	Keep the account management records of the Enterprise Annuity Funds for a minimum of 15 years from the termination of the Account Management Agreement as required by the national regulations;

5.2.2.7	Perform other obligations as required by applicable laws and regulations and the provisions herein.

5.2.3	Where the Entrustee serves concurrently as the Account Manager for the Enterprise Annuity Plan, its account management duties are as specified in the Supplementary Terms for Account Management hereof.

5.3	Management duties of the Custodian.

5.3.1	The Entrustee shall entrust the custody of Enterprise Annuity Funds to a commercial bank duly qualified for custody and enter into a Custody Agreement with respect thereto. Should the Custodian violate the Laws and Regulations and the Agreement and thus incur any losses to the Properties under the Enterprise Annuity Funds, the Custodian shall be held liable in accordance with laws.

5.3.2	Custody duties of the Custodian include:

5.3.2.1	Keep safe the Properties under the Enterprise Annuity Funds;

5.3.2.2	Open capital account and securities account for the Properties under the Enterprise Annuity Funds for the purposes of fund transfers and securities investments of the Enterprise Annuity Funds;

5.3.2.3	5.3.2.3Accept the Enterprise Annuity contributions of the Entrusters, transfer the Properties under the Enterprise Annuity Funds to the Investment Administrator and pay the Enterprise Annuity Benefits to the Beneficiaries pursuant to instructions from the Entrustee;

5.3.2.4	Handle matters including but not limited to clearing and settlement subject to the authorization by the Entrustee to the Investment Administrator and pursuant to investment instructions from the Investment Administrator;

5.3.2.5	Conduct financial accounting and valuation of the Properties under the Enterprise Annuity Funds on a periodical basis and supervise the investment operation of Investment Administrator;

5.3.2.6	Check the relevant data with the Account Manager and Investment Administrator on a periodical basis;

5.3.2.7	Cooperate with the Investment Administrator in the withdrawal and use of the Reserves for Investment Management Risks;

5.3.2.8	Supervise the investment operation of Investment Administrator as required and report to the Entrustee on such supervision on a periodical basis.

5.3.2.9	Submit on a periodical basis, custody and financial statements of the Enterprise Annuity Funds to the Entrustee and reports on custody business operation of Enterprise Annuity Funds to relevant regulatory authorities;

5.3.2.10	Keep business activity records, account books and statements for the custody of Enterprise Annuity Funds and other related materials for a minimum of 15 years from the termination of the Custody Agreement as required by the national regulations.

5.3.2.11	Perform other duties as required by applicable laws and regulations and the Custody Agreement.

5.4	Management duties of the Investment Administrator.

5.4.1	Where the Entrustee entrusts the investment management of the Enterprise Annuity Funds to a financial institution duly qualified for investment management, an Investment Management Agreement shall be entered into. Should the Investment Administrator violate the Laws and Regulations and the Agreement and thus incur any losses to the Properties under the Enterprise Annuity Funds, the Investment Administrator shall be held liable in accordance with laws.

5.4.2	Investment management duties of the Investment Manger include:

5.4.2.1	Investment management of the Enterprise Annuity Funds shall follow the principles of prudence and diversifying risks, take into full account the security, profitability and liquidity of the Properties under the Enterprise Annuity Funds, and implement professional management;

5.4.2.2	Execute the strategic assets allocation strategies developed by the Entrustee, accept the supervision over its performance of duties and the assessment and evaluation of its investment management performance by the Entrustee;

5.4.2.3	Ensure the independence of the Properties under the Enterprise Annuity Funds from its proprietary property and other property under its management.

5.4.2.4	Check the results of financial accounting and valuation of the Enterprise Annuity Funds with the Custodian in a timely manner;

5.4.2.5	Establish the Reserves for Investment Management Risks of the Enterprise Annuity Funds;

5.4.2.6	Submit on a periodical basis, investment management reports of the Enterprise Annuity Funds to the Entrustee and reports on investment management business operation of Enterprise Annuity Funds to relevant regulatory authorities;

5.4.2.7	In accordance with the Laws and Regulations, exercise the shareholder’s rights, bondholder’s rights and fund unit holder’s rights of the Entrusted Investment Assets on behalf of such Assets;

5.4.2.8	Keep the accounting vouchers, account books, annual financial accounting statements and investment records of the Properties under the Enterprise Annuity Funds for a minimum of 15 years from the termination of the Investment Management Agreement;

5.4.2.9	Perform other duties as required by the Laws and Regulations and the Investment Management Agreement.

5.4.3	Where the Entrustee serves concurrently as the Investment Administrator for the Enterprise Annuity Plan, its investment management duties are as specified in the Supplementary Terms for Investment Management hereof.

Chapter 6. Contribution, Collection, Transfer and Retention of the Enterprise Annuity Funds

6.1	Contribution of the Enterprise Annuity.

6.1.1	The Entrusters shall make contributions in accordance with the sources, rates and methods as required by the Laws and Regulations and the Enterprise Annuity Program.

6.1.2	The Entrusters shall provide the Entrustee with contribution information and submit such information to the Account Manager upon confirmation of the Entrustee.

6.1.3	The Entrustee or Account Manager shall submit contribution bills and contribution details generated in accordance with contribution information by the Account Manager to the Entrusters for confirmation.

6.1.4	Upon confirmation of contribution bills and details by the Entrusters, the Entrustee shall issue contribution notifications to the Custodian.

6.1.5	The Entrusters shall transfer the Enterprise Annuity contributions to the Custody Account for Entrusted Property pursuant to the contribution bills.

6.1.6	The Custodian shall check the actual contribution amounts against the contribution notifications, and upon consistency being evidenced by such check, notify the Entrustee and Account Manager of such findings, and then the Entrustee shall confirm and recognize such contributions as Properties under the Enterprise Annuity Funds in writing with the Entrusters. In case of any Over Contribution or Under Contribution, the Entrustee shall notify the Entrusters to handle accordingly.

6.2	Collection of the Enterprise Annuity Benefits.

6.2.1	The Beneficiaries may collect the Enterprise Annuity Benefits when any of the following conditions is satisfied:

6.2.1.1	The Beneficiaries retire, and in such case, the Benefits may be collected in a lump sum or by stages;

6.2.1.2	The Beneficiaries settle abroad, and in such case, the Benefits shall be collected in a lump sum;

6.2.1.3	The Beneficiaries die, and in such case, the Benefits shall be collected in a lump sum by their designated death beneficiaries or legal heirs;

6.2.1.4	Any other cases prescribed by the Laws and Regulations where the Benefits are collectable, and in such cases, the Benefits shall be collected in the manner stipulated by the Laws and Regulations.

6.2.2	Procedure for collection of the Enterprise Annuity Benefits.

6.2.2.1	The Beneficiaries apply to the Entrusters for collection of the Enterprise Annuity Benefits.

6.2.2.2	The Entrusters review and approve the collection applications from the Beneficiaries and then submit applications for collection of the Enterprise Annuity Benefits to the Entrustee.

6.2.2.3	The Entrustee reviews and approves the collection applications and then notifies the Account Manager.

6.2.2.4	The Account Manager calculates the Personal Account Interests, generates the payment sheets of Personal Account Interests and then sends such sheets to the Entrustee and Entrusters for confirmation.

6.2.2.5	The Entrusters confirm the payment sheets of Personal Account Interests and notify the Entrustee, and then the Entrustee gives payment instructions of the Benefits to the Custodian who will pay the Enterprise Annuity Benefits to the Beneficiaries.

6.3	Transfer of Personal Account Interests.

Where a Beneficiary resigns and his/her new employer has already established an enterprise annuity plan, the Entrusters shall apply to the Entrustee for the transfer of Personal Account Interests of the Beneficiary to such new plan.

6.4	Retention Personal Account Interests.

6.4.1	Where a Beneficiary is transferred out of the China Life system as he/she resigns and his/her new employer has not yet established any Enterprise Annuity Plan, the Entrusters shall transfer the Personal Account Interests of the Beneficiary to the Retained Account for management in the manner as set forth in Section 6.4.1.1. below.

6.4.1.1	The Entrusters apply to the Entrustee for opening a Retained Account under the Enterprise Annuity Plan and managing the Personal Account Interests of the Beneficiary within such Account;

6.4.1.2	The Entrusters apply to the Entrustee for transferring the Personal Account Interests of the Beneficiary to the Retained Account under the Collective Enterprise Annuity Plan sponsored by the Entrustee for unified management;

6.4.2	Upon the termination of the Enterprise Annuity Plan, the Personal Account Interests of the Beneficiaries shall be transferred to the Retained Account under the Collective Enterprise Annuity Plan sponsored by the Entrustee for unified management.

Chapter 7. Investment Policies

7.1 The Entrustee shall develop investment policies for the Enterprise Annuity Funds in accordance with the Laws and Regulations.

7.1.1	The Properties under the Enterprise Annuity Funds shall be invested only on a domestic basis, with scope of investment covering bank deposits, government bonds, central bank bills, bond repos, universal insurance products, investment-linked insurance products, securities investment funds, stocks, financial products of commercial banks, trust products, infrastructure debt investment plans, specific assets management plans, stock index futures as well as those financial bonds, corporate (enterprise) bonds, convertible bonds (including Convertible Bonds with Detachable Warrants), short-term financing bills and medium-term notes with a credit rating higher than investment grade.

7.1.2	The Properties under the Enterprise Annuity Funds shall comply with the following provisions when calculated according to their fair value and taking the Investment Portfolio as a unit:

7.1.2.1	Combined percentage of investment in current deposits, central bank bills, term deposits of less than one year (inclusive), bond repurchase, money market funds and currency based pension products shall not be less than 5% of the net value of entrusted assets in the investment portfolio; and liquidation provisions, securities clearing funds and securities subscription funds in the primary market are deemed as liquid assets;

7.1.2.2	Combined percentage of investment in term deposits longer than one year, negotiated deposits, government bonds, financial bonds, debentures, convertible bonds (including detachable convertible bonds), short-term financing bonds, medium-term bills, universal insurance products, as well as wealth management products issued by commercial banks, trust products, infrastructure debt investment plans, specific asset management plans, bond funds, investment linked insurance products (equity investment percentage not higher than 30%), fixed income pension products and hybrid pension products shall not be higher than 135% of the net value of entrusted assets in the investment portfolio; and the balance of funds for securities repurchases shall not be higher than 40% of the net value of entrusted assets in the investment portfolio on each trading day.

7.1.2.3	Combined percentage of investment in shares, equity funds, hybrid funds, investment linked insurance products (equity investment percentage higher than 30%) and equity based pension products shall not be higher than 30% of the net value of entrusted assets in the investment portfolio. Enterprise annuity funds shall not directly invest in warrants, and any warrants obtained and derived from investment types such shares and detachable convertible bonds shall be sold out in 10 Trading Days after the warrants are available for trading.

7.1.3	The investment in the equities issued by a single enterprise, or investment in the same variety of short-term financing bills, medium-term notes, financial bonds, enterprise (corporate) bonds, convertible bonds (including detachable convertible bonds) in a single issue or investment in a single securities investment fund, a single universal insurance product or investment-linked insurance product by the Entrusted Investment Assets within a single Investment Portfolio under the Enterprise Annuity Funds shall respectively, not exceed 5% of the issue volume of the above securities of that enterprise, the units of that fund or the asset management size of that insurance product and shall not exceed 10% of the net value of the Properties of the Enterprise Annuity Funds in that Investment Portfolio calculated based on the fair value. The investment in a single pension product that has been filed for record with the Properties of the Enterprise Annuity Funds in a single Investment Portfolio shall not be subject to the above 10% restriction.

7.1.4	Investments of the Entrusted Investment Assets within a single Investment Portfolio in financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall in the aggregate, not exceed 30% of the net value of the Entrusted Investment Assets in that Investment Portfolio, among which, investments in trust products shall not exceed 10% of the net value of the Entrusted Investment Assets in that Investment Portfolio, provided that, investments in any specialized Investment Portfolios of financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans are exempt from such limits of 30% and 10%; and such specialized Investment Portfolios shall have over 80% of their non-cash assets invested as identified by the Investment Orientation.

7.1.5	Investments of the Entrusted Investment Assets within a single Investment Portfolio in pension products of the types of financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall in the aggregate, not exceed 30% of the net value of such Entrusted Investment Assets, among which, investments in pension products of the type of trust products shall not exceed 10% of the net value of the Entrusted Investment Assets in that Investment Portfolio, provided that, investments in any specialized Investment Portfolios for pension products of the types of financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans are exempt from such limits of 30% and 10%.

7.1.6	Investments of the Entrusted Investment Assets within a single Investment Portfolio in single-period financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall respectively, not exceed 20% of the assets under management of such financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans in that period, provided that, investments in any specialized Investment Portfolios for financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans are exempt from such limit.

7.1.7	Investments of the fund assets under a single Enterprise Annuity Plan in specialized Investment Portfolios for financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans, shall respectively, not exceed 30% of the net value of such fund assets, among which, investments in specialized Investment Portfolios for trust products shall not exceed 10% of such net value.

7.1.8	Investments of the fund assets under a single Enterprise Annuity Plan or Entrusted Investment Assets within a single Investment Portfolio in stock-type pension products shall not exceed 30% of the net value of such fund assets or Entrusted Investment Assets.

7.1.9	Investments of the fund assets under a single Enterprise Annuity Plan in pension products of the types of financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall in the aggregate, not exceed 30% of the net value of such fund assets, among which, investments in pension products of the type of trust products shall not exceed 10% of such value.

7.1.10	The above-mentioned investment policies are prescribed by the Laws and Regulations, and in case of any updates to, changes of or otherwise prescribed by the Laws and Regulations, such updates, changes or other provisions shall apply.

7.2 To the extent provided by the Laws and Regulations, the Entrusters and the Entrustee may modify the investment policies for the Enterprise Annuity Funds by consensus through negotiations, provided that the necessary time for the Entrustee, Custodian and Investment Administrator to adjust the investment policies and investment supervision must be taken into account.

7.3 The Investment Portfolios of the Enterprise Annuity Plan are specified in the Supplementary Terms for Investment Management.

Chapter 8. Reserves for Investment Management Risks

8.1 The Investment Administrator shall open an Account for Reserves for Investment Management Risks with the Custodian and open sub-accounts for each Investment Portfolio in accordance with the Laws and Regulations. Except as provided by the Laws and Regulations or agreed in the Supplementary Terms for Investment Management, the Investment Administrator shall not use or withdraw the Reserves for Investment Management Risks until the termination of such Supplementary Terms.

8.2 The Investment Administrator shall withdraw 20% from the investment management fee charged in the current period to deposit into the Account for Reserves for Investment Management Risks as the Reserves for Investment Management Risks, specifically to offset any current-period investment losses of the Enterprise Annuity Funds assets within the Investment Portfolios under management upon the termination of the Supplementary Terms for Investment Management. Such withdrawal may cease when the Reserves for Investment Management Risks for a single Investment Portfolio reach 10% of the net value of fund assets within such Investment Portfolio.

8.3 Upon the termination of the Supplementary Terms for Investment Management, where the net value of fund assets within the Investment Portfolios under management is less than the current-period Entrusted Investment Assets, the Investment Administrator shall use the Reserves for Risks to cover the losses of the current-period Entrusted Investment Assets at that point, until the Reserves for Risks for such Investment Portfolios are used up; where there are no losses of the current-period Entrusted Investment Assets under Enterprise Annuity Funds within the Investment Portfolios under management or there are any surplus Reserves for Risks after covering the losses, the unused/remaining Reserves for Risks shall be transferred to the Investment Administrator. The Entrustee shall transfer the Reserves for Risks to the Investment Administrator within one quarter after the termination of the Supplementary Terms for Investment Management.

8.4 Where the Agreement extends or renews upon expiration, the Reserves for Risks shall be transferred to the Investment Administrator as agreed in Section 8.3.

8.5 The Reserves for Investment Management Risks shall be managed by the Investment Administrator, and may be invested in financial products with high liquidity and low risks such as bank deposits and government bonds. Any income from the investment of such Reserves for Risks shall be incorporated into the Reserves for Investment Management Risks for management.

Chapter 9. Accounting of Properties under the Enterprise Annuity Funds

9.1	Properties under the Enterprise Annuity Funds.

9.1.1	Properties under the Enterprise Annuity Funds.

It means all the assets formed by the contributions and operation of Enterprise Annuity, including monetary funds and accrued interest thereof, securities clearing accounts receivable, dividends receivable, trading assets of securities purchased for resale, other receivables, bond investments and accrued interest thereof, fund investments, stock investments, other investments and other assets.

9.1.2	Liabilities of Enterprise Annuity Funds.

It means all the liabilities formed by the operation of the Enterprise Annuity Funds, including, securities clearing accounts payable, benefits payable to the Beneficiaries, management fees payable to the Entrustee, Custodian and Investment Administrator, taxes payable, accounts of securities sold for repurchase, interest payable, commission payable and other receivables.

9.1.3	Net value of the Properties under the Enterprise Annuity Funds.

It means the balance when the Properties under the Enterprise Annuity Funds minus the Liabilities thereof.

9.1.4	Income distribution of the Properties under the Enterprise Annuity Funds.

Any net income from investment of the Enterprise Annuity Funds shall belong to the Enterprise Annuity Funds. The Account Manager shall employ a share-measuring approach in the account management, and credit in full the net value of Fund shares calculated on the basis of net value of the Properties under the Enterprise Annuity Funds to the Enterprise Account and Personal Accounts on a daily or weekly basis.

9.2	Accounting of the Enterprise Annuity Funds.

9.2.1	An accounting year shall run from January 1st to December 31 of a calendar year.

9.2.2	Accounting of the Enterprise Annuity Funds shall use RMB as recording currency and RMB Yuan as unit of account.

9.2.3	Accounting systems shall be determined in accordance with Accounting Standards for Business Enterprises No.10 – Enterprise Annuity Funds, Accounting Standards for Business Enterprises No.22 - Recognition and Measurement of Financial Instruments and relevant accounting standards as modified, and with reference to the provisions in Guidelines on the Financial Accounting Business of Securities Investment Funds.

9.2.4	Separate accounts shall be set up for the Enterprise Annuity Funds and the accounting thereof shall be conducted independently.

9.2.5	The Entrustee shall entrust the Custodian and the Investment Administrator to conduct financial accounting of the Enterprise Annuity Funds separately, and the Custodian shall prepare accounting statements for the Enterprise Annuity Funds in accordance with relevant regulations.

9.3	Valuation of the Properties under the Enterprise Annuity Funds.

9.3.1	Purpose of valuation.

To reflect the value of the Properties under the Enterprise Annuity Funds in an objective and accurate manner.

9.3.2	Valuation date.

The valuation date shall be a Trading Day.

9.3.3	Valuation objects.

Any bank deposits, government bonds and other financial products with good liquidity that belongs to the Enterprise Annuity Funds during the operation within the investment scopes stipulated by the Laws and Regulations, including central bank bills, bond repos, universal insurance products, investment-linked insurance products, securities investment funds, stocks, as well as those financial bonds, corporate (enterprise) bonds, convertible bonds (including Convertible Bonds with Detachable Warrants), short-term financing bills and medium-term notes with a credit rating higher than investment grade.

9.3.4	Valuation method.

The valuation of the Properties under the Enterprise Annuity Funds shall be implemented in accordance with Accounting Standards for Business Enterprises No.10 – Enterprise Annuity Funds, Accounting Standards for Business Enterprises No.22 - Recognition and Measurement of Financial Instruments and relevant accounting standards as modified, and with reference to the provisions in Guidelines on the Financial Accounting Business of Securities Investment Funds.

Chapter 10. Fees for the Enterprise Annuity Funds

10.1 Fees for the Enterprise Annuity Funds include entrusted management fee, custody fee, account management fee, investment management fee, Fund Transfer Costs, Account Opening Costs, Trading Costs, Audit Fee, Liquidation Costs and other fees prescribed by the Laws and Regulations.

10.2 Method and basis of provisioning and payment method of Fees for the Enterprise Annuity Funds

10.2.1	Entrusted management fee.

10.2.1.1	The entrusted management fee shall be provisioned at an annual rate of 0.1% of the net value of the entrusted Properties under the Enterprise Annuity Funds.

10.2.1.2	The calculation method of the entrusted management fee is as follows:

T=E1xR/actual days of the year

T: the entrusted management fee that shall be provisioned each day;

E1: the net value of the entrusted Properties under the Enterprise Annuity Funds for the previous day;

R: the annual rate for entrusted management fee as agreed herein.

10.2.1.3	The entrusted management fee shall be provisioned each day, accumulated day by day and paid on a quarterly basis.

10.2.2	Account management fee.

10.2.2.1	The account management fee charged on the Personal Accounts for current employees of the Entrusters shall be paid by the Entruster to the Account Manager on the basis of RMB 1 Yuan/month for one Personal Account. The account management fee of the Enterprise Annuity Funds for each period = Smonthly number of Personal Accounts x rate for account management fee, in which, the “monthly number of Personal Accounts” shall be the number of Personal Accounts at the end of a month.

10.2.2.2	The account management fee charged on the Retirement Accounts for retired employees of the Entrusters shall be RMB 1 Yuan/month for one Personal Account, and be paid as provided in Section 10.2.2.2.1 below:

10.2.2.2.1	Paid by the Entrusters to the Account Manager.

10.2.2.2.2	Borne by the employees and deducted from their respective Personal Account.

10.2.2.3	The account management fee charged on the Retained Accounts for resigned employees of the Entrusters shall be RMB 1 Yuan/month for one Personal Account, and be paid as provided in Section 10.2.2.3.2 below:

10.2.2.3.1	Paid by the Entrusters to the Account Manager.

10.2.2.3.2	Borne by the employees and deducted from their respective Personal Account.

10.2.2.4	The Entrusters shall pay the account management fee on a quarterly basis. The Account Manager shall send notice of account management fee to the Entrusters, and the Entrusters shall, upon receipt of such notice, pay the account management fee to the bank accounts designated by the Account Manager in full and in a timely manner.

10.2.2.5	The account management fee borne by the employees shall be deducted from their respective Personal Account, and specific ways of such deduction may be agreed upon in supplemental agreements such as an operation memorandum.

10.2.2.6	In case of the Entrusters’ breach hereof and failure to pay in full the account management fee overdue for 30 days, the Account Manager shall have the right to cease rendering services of disclosure and inquiry of information with respect to the Enterprise Annuity Plan to the Entrusters and Beneficiaries. The overdue time shall be calculated from the day after the expiration of payment deadline of such account management fee.

10.2.3	Custody fee.

10.2.3.1	The custody fee shall be provisioned at an annual rate of 0.07% of the net value of the Properties under the Enterprise Annuity Funds under custody.

10.2.3.2	The calculation method of the custody fee is as follows:

C=E2xS/actual days of the year

C: the custody fee that shall be provisioned each day;

E2: the net value of the Properties under the Enterprise Annuity Funds under custody for the previous day;

S: the annual rate for custody fee as agreed herein.

10.2.3.3	The custody fee shall be provisioned each day, accumulated day by day and paid on a quarterly basis.

10.2.4	Investment management fee.

10.2.4.1	Floating management fee.

10.2.4.1.1	The investment management fee consists of basic management fee and performance-based compensation.

10.2.4.1.2	The basis management fee shall be provisioned each day, accumulated day by day and paid on a quarterly basis at an annual rate of 0.3% of the net value of the Properties under the Enterprise Annuity Funds under investment management. The calculation method of the basic management fee is as follows:

I=E3xU/actual days of the year

I: the basis management fee that shall be provisioned each day;

E3: the net value of the Properties under the Enterprise Annuity Funds under investment management for the previous day;

U: the annual rate for the basis management fee as agreed herein.

10.2.4.1.3	The performance-based compensation shall be provisioned and paid on a yearly basis. For each accounting year, where the closing net asset value (NAV) of the Entrusted Investment Assets within a single Investment Portfolio exceeds the NAV calculated on the basis of investment benchmark, the performance-based compensation shall be drawn from the excess at a percentage of 10%, and the investment benchmark agreed herein shall be the benchmark interest rate for five-year fixed deposits published by the People’s Bank of China for the corresponding period. The calculation method of performance-based compensation is as follows:

Performance-based compensation=

An: the net value of the Entrusted Investment Assets on the ending date of operation and management of the Entrusted Investment Assets for the year

Bn: the net value of the Entrusted Investment Assets calculated on the basis of investment benchmark on the ending date of operation and management of the Entrusted Investment Assets for the year, which is calculated as follows:

Y: the drawing percentage of performance-based compensation;

C0: the year-beginning net value of the Entrusted Investment Assets for the year, i.e. the net value of the first batch of funds transferred to the Custody Account for Investment Portfolios or the year-end net value of the Entrusted Investment Assets for the previous year; where the provision and payment of performance-based compensation for the previous year occurs in the current assessment year, the year-beginning net value of the Entrusted Investment Assets for the current assessment year shall deduct such performance-based compensation for the previous year;

Ct: the net amount of the tth batch of cash flow (including only those cash flows resulting from increasing or decreasing the Entrusted Investment Assets, but excluding cash flows resulting from the operation of Funds; Ct is a positive value in case of any increase of such Assets and negative in case of any decrease of the same);

Dt: the number of days between the occurring date of the tth batch of cash flow and the year-end (including the year-end, but excluding the occurring date of the tth batch of cash flow);

rdt: the investment benchmark for the dth day after the tth batch of cash flow.

10.2.5	Where the accounting quarter for investment and operation of the Enterprise Annuity Funds (the quarter of establishment or last quarter) is an incomplete accounting quarter, the entrusted management fee, custody fee or investment management fee shall be provisioned and paid on the basis of the actual days of operation in the quarter.

10.2.6	Except the account management fee to be paid by the Entrusters, all fees for the Enterprise Annuity Funds set forth in Section 10.1 shall be disbursed from the Properties under the Enterprise Annuity Funds.

10.2.7	The fees agreed herein shall be subject to the upper limits specified in the Administrative Measures for Enterprise Annuity Funds and the lower limits agreed in self-disciplinary conventions for enterprise annuity management industry.

10.2.8	The entrusted management fee, account management fee, custody fee and investment management fee agreed in 10.2.1, 10.2.2, 10.2.3, 10.2.4 of this chapter shall be put to effect as of January 1 of 2014, and the original management fees shall apply until December 31 of 2013 (including the day).

Chapter 11. Auditing and Liquidation of the Enterprise Annuity Funds

11.1	Auditing of the Enterprise Annuity Funds.

11.1.1	In any of the following cases, the Entrustee shall engage proper accounting firms to audit the Enterprise Annuity Plan:

11.1.1.1	The Enterprise Annuity Plan has continuously operated for three accounting years;

11.1.1.2	The duties of the Entrustee, Account Manager, Custodian or Investment Administrator terminate;

11.1.1.3	Any other cases prescribed by the Laws and Regulations.

11.1.2	The Entrustee shall engage accounting firms and certified public accountants which are not related to the Entrusters, Entrustee, Account Manager, Custodian or Investment Administrator to audit the Enterprise Annuity Funds, and the Account Manager, Custodian, Investment Administrator shall cooperate with such accounting firms in the auditing of the Enterprise Annuity Plan.

11.1.3	The Entrustee shall submit auditing reports to the Entrusters and appropriate authorities of human resources and social security within 50 days from the occurrence of such event as described in Section 11.1.1.

11.2	Liquidation of the Enterprise Annuity Funds.

11.2.1	Where the Enterprise Annuity Plan terminates, the Entrustee shall organize the liquidation of the Properties under the Enterprise Annuity Funds by a liquidation group in accordance with related regulations, and within 3 months after the completion of liquidation, submit liquidation reports which have been audited by proper accounting firms with legal opinions issued by proper law firms to the Entrusters and appropriate authorities of human resources and social security and make announcement to the Beneficiaries accordingly.

Chapter 12. Information Reporting and Disclosure of the Enterprise Annuity Funds

12.1	Periodical reports.

12.1.1	Periodical reports on the entrusted management: the Entrustee shall submit quarterly management reports of the Enterprise Annuity Funds to the Entrusters within 30 days after the end of each quarter and shall submit annual management reports of the Enterprise Annuity Funds to the Entrusters within 60 days after the end of each year. The content and format of such reports shall be subject to the regulations of the Ministry of Human Resources and Social Security. Where it is less than 3 months from the date when the first contribution for the Enterprise Annuity Plan enters into the Custody Account for Entrusted Property, the Entrustee may choose not to submit quarter and annual management reports of the Enterprise Annuity Funds.

12.1.2	Annual equity statements for the Beneficiaries of the Enterprise Annuity Plan: the Entrustee shall require the Account Manager to submit annual equity statements of the Enterprise Annuity to the Beneficiaries within 60 days after the end of each year. The content and format of such statements shall be subject to the regulations of the Ministry of Human Resources and Social Security.

12.2	Ad-hoc reports.

In the event that the Entrustee encounters any matters for which ad-hoc reports are required by the Laws and Regulations during the performance hereof, it shall report to relevant regulatory authorities promptly and report to the Entrusters within 5 business days after it becomes aware of or should have become aware of such matters.

12.3	Reports on the termination of duties.

Upon termination of the duties of the Entrustee, Account Manager, Custodian and Investment Administrator, the Entrustee shall submit Enterprise Annuity management reports to the Entrusters within 50 days after the termination of management duties, specifying reasons for such termination, unfinished matters and suggestions for handling the aforesaid matters, etc.

12.4	Manner of information disclosure.

12.4.1	Reporting and disclosure of information shall be made through paper-based or electronic texts.

12.4.2	The Entrustee or Account Manager shall provide both the Entrusters and Beneficiaries with Internet or telephone inquiry services.

Chapter 13. Prohibited Acts

The Parties hereto are prohibited from conducting certain acts including but not limited to:

13.1 Party A makes contributions in breach of the Enterprise Annuity Program;

13.2 Party A or Party B provides false information;

13.3 Party A or Party B embezzles or misappropriates the Properties under the Enterprise Annuity Funds;

13.4 Party A or Party B uses the Properties under the Enterprise Annuity Funds to seek improper interests for itself or for others;

13.5 Party B offsets the credits and debts arising from the Properties under the Enterprise Annuity Funds under its management and those arising from its proprietary properties;

13.6 Party B offset credits and debts arising from the entrusted assets of different enterprise annuity plans;

13.7 Party B treats unfairly the properties of different enterprise annuity plans under its management;

13.8 Party B mixes up its proprietary properties or others’ properties into the Properties under the Enterprise Annuity Funds for investment;

13.9 any other prohibited acts prescribed by the Laws and Regulation and agreed herein.

Chapter 14. Liability for Breach of Agreement and Disclaimer

14.1 Any default of any obligations hereunder by Party A or Party B, or any material misrepresentation or major omissions in the representations and warranties herein by either Party, shall be deemed as breach of Agreement on the part of that Party. The defaulting Party shall assume the liabilities for breach of Agreement and compensate for any Loss incurred due to its default.

14.2 Where the entrustment relationship hereunder is held invalid due to the illegal sources of the Properties under the Enterprise Annuity Funds of Party A, Party A shall be fully responsible for such situation and all liabilities, Losses, fees and debts arising there from.

14.3 Where the Account Manager ceases rendering services hereunder for reason of Party A’s failure to pay the account management fee in a timely manner, Party A shall be responsible for any Losses thus incurred to the Properties under the Enterprise Annuity Funds.

14.4 Without justified reasons, Party A shall not interfere with Party B’s performance of duties of entrustee imposed by the Laws and Regulation. Party B shall be exempted from liability for any damages incurred to the Properties under the Enterprise Annuity Funds due to unjustified interference of Party A.

14.5 Where Party B fails to handover timely due to any reason not attributable to Party B, such as failure of diligently fulfilling duties by the new entrustee, during Party A’s transfer of the Properties under the Enterprise Annuity Funds or the personal interests of the Beneficiaries under Enterprise Annuity, Party B shall be exempted from any liability.

14.6 Party B shall be exempted from liability for any risks arising from or any Losses resulting from the failure of the Beneficiaries to exercise any rights hereunder.

14.7 In case that either Party is unable to perform the Agreement due to Force Majeure, the Party shall be exempted from liability in part or in whole depending on the effects of such Force Majeure. The Party which is unable to perform this Agreement shall give timely notice to the other Party so as to mitigate any Losses that might be caused to the Properties under the Enterprise Annuity Funds and the other Party, and provide proofs of such Force Majeure within a reasonable period.

14.8 During the term hereof, either Party shall not arbitrarily terminate the Agreement early, otherwise shall indemnify any Losses thus incurred to the Properties under the Enterprise Annuity Funds and the other Party, except for reasons agreed herein.

Chapter 15. Settlement of Disputes

15.1 The execution, performance, cancellation, termination and interpretation hereof shall be governed by the laws of the People’s Republic of China, and any disputes arising from the performance hereof by the Parties shall be settled through negotiation.

15.2 Where such negotiation fails, the Parties shall elect to settle the disputes in the manner provided in Section 15.2.1 below:

15.2.1	File a lawsuit with any people’s court having jurisdiction;

15.2.2	Apply to / (name of the arbitration institution) for arbitration, and the place of arbitration shall be / .

Chapter 16. Effectiveness, Term, Changes and Termination of the Agreement

16.1 Effectiveness of the Agreement.

The Agreement shall take effect upon signing (and/or signets) and stamping with official seals of both Parties hereto by the legal representatives or authorized representatives of the Parties, retroactive to December 2 of 2013.

16.2 Term of the Agreement.

The term of the Agreement lasts from December 2 of 2013 to December 31 of 2016.

16.3 Changes of the Agreement.

Any necessary changes to the Agreement after it takes effect shall be agreed in writing through mutual consultation; in case that any of the following changes occurs, Party B shall file the Agreement with appropriate authorities of human resources and social security:

16.3.1	Any change of name of the Enterprise Annuity Plan;

16.3.2	Any change of the Account Manager, Custodian or Investment Administrator;

16.3.3	Any change of management fee rates for the Enterprise Annuity Plan;

16.3.4	Any adjustment of other main content hereof;

16.3.5	Any other cases prescribed by the Laws and Regulations and agreed herein.

16.4 The Parties hereto shall decide whether to extend or renew the Agreement or not in the manner provided in Section 16.4.1 below.

16.4.1	It shall be deemed as a mutual agreement to extend the Agreement for 3 year if neither Party raises any objection thereto before one month prior to expiration of the term hereof; the foregoing shall apply thereafter and such extension shall be subject to no limits of times.

16.4.2	The Parties shall negotiate over whether to renew the Agreement or not before one month prior to expiration of the term hereof and go through formalities for the Agreement renewal if both Parties agrees so.

16.5 Where the Agreement extends or renews upon expiration without any changes of the provisions hereof, Party B shall submit a letter explaining such extension or renewal to appropriate authorities of human resources and social security and no further filing of the Agreement is needed; where the Agreement extends or renews with any changes of the provisions hereof, Party B shall file such changes with the above-mentioned authorities.

16.6	Termination of the Agreement.

16.6.1	The Agreement shall terminate in any of the following cases:

16.6.1.1	The Agreement expires without extension;

16.6.1.2	The Agreement is terminated through mutual consultation of the Parties;

16.6.1.3	The contractual relationship between the Parties hereto is revoked in accordance with laws;

16.6.1.4	The contractual relationship between the Parties hereto is cancelled in accordance with laws.

16.6.2	During the term hereof, Party A may unilaterally terminate the Agreement in any of the following cases:

16.6.2.1	Party B breaches the Agreement and thus renders the purposes hereof impossible to achieve;

16.6.2.2	Party B uses the Properties under the Enterprise Annuity Funds to seek personal interests or to seek improper interests for others;

16.6.2.3	Party B is dissolved, revoked, declared bankrupt or taken over in accordance with laws;

16.6.2.4	Party B is disqualified from engaging in entrusted management business of enterprise annuity funds;

16.6.2.5	Party A has sufficient reasons and evidence to believe that it is in the interest of the Beneficiaries to replace Party B;

16.6.2.6	Relevant regulatory authorities have sufficient reasons and evidence to believe that it is in the interest of the Beneficiaries to replace Party B;

16.6.2.7	Party B materially violates the Laws and Regulations in the course of operation of the Enterprise Annuity Funds;

16.6.2.8	Any other cases prescribed by the Laws and Regulations and agreed herein.

16.6.3	During the term hereof, Party B may unilaterally terminate the Agreement in any of the following cases:

16.6.3.1	Party A renders the purposes hereof impossible to achieve due to its breach of Agreement;

16.6.3.2	Party A materially violates the Laws and Regulations in the course of operation of the Enterprise Annuity Funds;

16.6.3.3	Party A is dissolved, revoked, declared bankrupt or taken over in accordance with laws;

16.6.3.4	Any other cases prescribed by the Laws and Regulations and agreed herein.

16.7 Termination date of the Agreement: where the term hereof expires in a normal way, it shall be the last day of such term, or postponed to the next business day should the last day fall on a public holiday or legal holiday; where the Agreement is terminated through mutual consultation, it shall be the date as agreed in the termination agreement; where the contractual relationship between the Parties hereto is revoked or cancelled in accordance with the laws, it shall be the effective date of revocation or cancellation notice; where either Party cancels the contractual relationship as agreed in Sections 16.6.2 and 16.6.3 hereof, it shall be the date of service of Agreement cancellation notice on the other Party.

Chapter 17. Confidentiality

17.1 Without permission, neither Party may use or disclose to any third party all trade secrets and any other unpublished information of the other that the Parties come to know in the course of establishment and management of the entrustment hereof, except as required by the Laws and Regulations or relevant regulatory authorities.

17.2 Where either Party breaches such obligation of confidentiality, it shall indemnify the other Party against any Losses arising therefrom.

Chapter 18. Notice and Service

18.1 The Parties hereto may give notice to the other with respect to the entrusted management by effective means of personal delivery, registered mail, facsimile or email.

18.2 The notice shall be deemed to have been served on the notified Party on:

18.2.1	By personal delivery: the date shown in the acknowledgement of the notified Party;

18.2.2	By registered mail or EMS mail: the acknowledgement date of the notified Party or the seventh day following the date shown in the receipt for domestic registered mail or EMS held by the notifying Party, the whichever is the earlier;

18.2.3	By facsimile: the first business day upon the notified Party’s acknowledgement of receipt;

18.2.4	By email: the time when the data message enters into any specific system of the notified Party for the first time;

18.3 Any change of the mailing address or contact information of either Party shall be notified to the other Party in writing within 3 business days of such change.

Chapter 19. Risk Warning

19.1 The fact that the Agreement has been reviewed by and filed with appropriate authorities of human resources and social security does not indicate that any substantive judgment or guarantee with respect to the value and income of the Enterprise Annuity Funds has been made by such authorities, nor indicate that the investment of the Enterprise Annuity Funds is risk-free.

19.2 Both Parties hereto have recognized that, the Properties under the Enterprise Annuity Funds is subject to the risk of Losses even though Party B manages, uses and disposes of such Properties in accordance with the investment scope and investment proportions prescribed by the Laws and Regulations and agreed herein, and any income or Losses resulting therefrom shall accrue to such Properties.

Chapter 20. Miscellaneous

20.1 Matters not covered herein shall be provided through supplemental agreements between the Parties; such supplemental agreements and the Agreement shall have equal legal effect. Supplementary Terms for Account Management to the Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company and Supplementary Terms for Investment Management to the Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company shall be integral parts of the Agreement and have the same legal effect as the Agreement.

20.2 In the event that Party A is merged or acquired, its rights and obligations hereunder shall be transferred to the merging party or the acquiring party.

20.3 In case that Party A is not an enterprise legal person, it shall cause its principal or authorized representative to sign the Agreement.

20.4 During the term hereof, where conflicts arise between the provisions hereof and the Laws and Regulations due to any changes of the latter, such new Laws and Regulations shall prevail.

20.5 During the term hereof, should any changes of the Laws and Regulations entail submitting the Agreement to appropriate authorities of human resources and social security for review, Party B shall be responsible for handling such matter.

20.6 Where any provision hereof is held invalid for reason of inconsistency with relevant Laws and Regulations, the validity of the remaining provisions shall not be affected.

20.7 The Agreement is executed in nine copies, two for each Party and one for filing with appropriate authorities of human resources and social security, and each copy shall have the same legal effect.

20.8 In the event that the State or the industry introduces regulations to reduce management fees for enterprise annuity funds, the Parties hereto shall negotiate over management fees reduction separately.

Supplementary Terms for Account Management to Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company

Foreword

Upon mutual negotiation, it is agreed that Party B will act as the Account Manager for the Enterprise Annuity Plan of China Life Insurance (Group) Company. To expressly define Party A and Party B’s rights and obligations with respect to the entrusted management of the Enterprise Annuity Funds account and other relevant matters and to safeguard the Enterprise Annuity Funds and the legal interests of Party A and Party B, it is hereby agreed as follows in relation to the management of the Enterprise Annuity Funds account on the basis of the Entrustment of Enterprise Annuity Funds and Account Management Agreement:

Chapter 1. Definitions

Within these supplementary terms, the following terms shall have the respective meanings given to them below unless otherwise required by the context:

1.1 “Contribution Rules” shall mean the rules set forth in the Enterprise Annuity Program with respect to contributions made by enterprises and employees, contribution cycles and contribution methods.

1.2 “Payment Rules” shall mean the rules set forth in the Enterprise Annuity Program with respect to payment methods of benefits and payment cycles.

1.3 “Vesting Rules” shall mean the rules set forth in the Enterprise Annuity Program with respect to vesting conditions and vesting calculation methods for contributions made by enterprises and income from their investment in an employee’s Enterprise Annuity Personal Account.

1.4 “Valuation Date” shall mean a specific valuation date agreed among the Entrustee, Custodian, Account Manager and Investment Administrator, on which the valuation result will be the basis for fund asset allocation, asset withdrawal and income distribution in relation to the Enterprise Annuity.

Chapter 2. Representations and Warranties

2.1 Party B hereby represents that it is a duly incorporated and validly existing professional organization which is legally qualified to manage enterprise annuity fund accounts.

2.2 Party B warrants it will faithfully, prudently and diligently perform its account management duties strictly observing the Laws and Regulations, self-disciplinary conventions for enterprise annuity management industry and the provisions herein.

2.3 Party B warrants that it will require its employees to strictly observe the Laws and Regulations and professional code of conduct.

Chapter 3. Rights and Obligations

3.1	Rights of Party B as the Entrustee

3.1.1	Oversee and check if the Account Manager can perform the account management duties in accordance with applicable laws and regulations and the provisions herein, and require the Account Manager to make explanations with respect to account management;

3.1.2	Periodically obtain enterprise annuity account management reports from the Account Manager;

3.1.3	Review, transcribe or copy data and documents in relation to account management of the Enterprise Annuity Plan pursuant to the Laws and Regulations;

3.1.4	Exercise other rights available according to the Laws and Regulations and the provisions herein.

3.2	Obligations of Party B as the Entrustee

3.2.1	Provide confirmation letters of the Enterprise Annuity Plan to the Account Manager;

3.2.2	Review and promptly provide the Account Manager with relevant data and information necessary for performance of account management duties, including enterprise annuity plan information, basic enterprise information, basic personal information of employees, contribution information, information on payment of annuity benefits etc., and undertake the duties set forth herein such as placing orders and confirming data;

3.2.3	Require the Entrusters and the Custodian to work with the Account Manager in the account management of the Enterprise Annuity Funds;

3.2.4	In case of any changes in the Enterprise Annuity Plan within the term of the Agreement such as changes of the Custodian or the Investment Administrator, the Entrustee shall notify the Account Manager in a timely manner and properly organize the business hand-over;

3.2.5	Perform other obligations as required by the Laws and Regulations and the provisions herein.

3.3	Rights of Party B as the Account Manager

3.3.1	Obtain data and relevant information necessary for performance of the account management duties in a timely manner according to the Agreement;

3.3.2	Require the Entrustee to urge the Entrusters and the Custodian to duly perform the account management;

3.3.3	Charge account management fees on time and in full according to the Agreement;

3.3.4	Exercise other rights available according to the Laws and Regulations and the provisions herein.

3.4	Obligations of Party B as the Account Manager

3.4.1	Establish Enterprise Account and Personal Accounts for the Enterprise Annuity Funds;

3.4.2	Record the basic information of enterprise and employee contributions, investment income of the Enterprise Annuity Funds, and changes of information and property in the Enterprise Account and Personal Accounts of such Funds, and ensure the completeness and accuracy of the information of the Enterprise Account and Personal Accounts;

3.4.3	Calculate the Enterprise Annuity Benefits;

3.4.4	Submit on a periodical basis, information such as account manage data and management reports of the Enterprise Annuity Funds to the Entrustee and reports on account management business operation of Enterprise Annuity Funds to relevant regulatory authorities;

3.4.5	Provide the Entrusters and Beneficiaries with inquiry service regarding the Enterprise Account and Personal Account of the Enterprise Annuity Funds, and provide annual equity statements for the Beneficiaries;

3.4.6	Check contribution data and any changes of property in the Enterprise Annuity Funds accounts with the Custodian and submit the results of such checks to the Entrustee in a timely manner;

3.4.7	Keep the account management records of the Enterprise Annuity Funds for a minimum of 15 years from the termination of the Account Management Agreement as required by the national regulations;

3.4.8	Perform other obligations as required by the Laws and Regulations and the provisions herein.

Chapter 4. Registration of Enterprise Annuity Plan

4.1 The Account Manager shall register the information of Enterprise Annuity Plan provided by the Entrustee, mainly including the registration number of the Plan, category of the Plan, Contribution Rules, Payment Rules, Investment Portfolios, valuation cycles, Vesting Rules as well as the management information of the Entrustee, Account Manager, Custodian and Investment Manager of the Enterprise Annuity Plan.

4.2 The Account Manager shall change the information of Enterprise Annuity Plan in accordance with the instructions given by the Entrustee with respect thereto.

Chapter 5. Opening of Enterprise Account and Personal Accounts

5.1	Opening of Enterprise Account.

5.1.1	The Account Manager shall open an Enterprise Account to record basic enterprise information and information on the interests of the Enterprise Annuity Plan in accordance with the information provided by the Entrustee with respect to the Enterprise Annuity Plan and the enterprise.

5.1.2	Basic enterprise information shall at least include enterprise code, enterprise name, organization code, mailing address, contact names and phone numbers.

5.1.3	Information on the interests of the Enterprise Annuity Plan shall at least include contributions, payments, investment income, balance of interests and Non-Vested Interests.

5.2	Opening of Personal Accounts.

5.2.1	The Account Manager shall open Personal Accounts for Enterprise Annuity to record basic personal information and information on personal interests of the Enterprise Annuity Plan in accordance with the information provided by the Entrustee with respect to the individual participants of the Enterprise Annuity Plan.

5.2.2	Basic personal information shall include, among other things, an employee’s number in the Enterprise Annuity Plan, name, gender, date of birth, citizen ID number or other valid ID number, mailing address, contact names and phone numbers, commencement of employment and Plan participation date.

5.2.3	Information on personal interests shall at least include contributions, payments, investment income, balance of interests and Vested Interests.

Chapter 6. Handling of Contribution Information

6.1 The Account Manager shall generate contribution bills and contribution details in accordance with the Enterprise Annuity Program or the information on Enterprise Annuity contributions provided by the Entrustee.

6.2 The Entrustee shall submit such contribution bills and contribution details to the Entrusters for confirmation.

6.3 Upon confirmation of contribution bills and details by the Entrusters, the Entrustee shall issue contribution notifications to the Custodian.

6.4 The Entrusters shall transfer the Enterprise Annuity contributions to the Custody Account for Entrusted Property pursuant to the contribution bills.

6.5 The Custodian shall check the actual contribution amounts against the contribution notifications, and upon consistency being evidenced by such check, notify the Entrustee and Account Manager of such finding, and then the Entrustee shall recognize such contribution as Properties under the Enterprise Annuity Funds in writing with the Entrusters and notify the Account Manager to handle the accounts in a timely manner. In case of any Over Contribution or Under Contribution, the Entrustee shall notify the Entrusters to handle accordingly.

Chapter 7. Handling of Benefits Payment Information

7.1 Upon review and approval of the collection applications for Enterprise Annuity Benefits from the Entrusters, the Entrustee shall give instructions to the Account Manager to calculate Enterprise Annuity Benefits.

7.2 The Account Manager shall calculate Personal Account Interests, generate payment sheets of Personal Account Interests and send such sheets to the Entrustee and Entrusters for confirmation.

7.3 Upon confirmation of the payment sheets of Personal Account Interests, the Entrusters shall notify the Entrustee, and then the Entrustee shall give payment instructions of the Benefits to the Custodian who will pay the Enterprise Annuity Benefits to the Beneficiaries.

7.4 Upon payment of such Enterprise Annuity Benefits, the Custodian shall report back to the Entrustee and then the Entrustee shall submit payment confirmations to the Account Manager who shall handle the accounts in a timely manner.

Chapter 8. Transfer and Retention of Personal Account Interests

8.1	Transfer of Personal Account interests.

8.1.1	Where a Beneficiary resigns and his/her new employer has already established an enterprise annuity plan, his/her Personal Account interests shall be transferred to the plan of the new employer.

8.1.2	The Entrustee shall give instructions to the Account Manager to transfer such Personal Account interests.

8.1.3	Upon receipt of such instructions, the Account Manager shall calculate the interests that shall be transferred pursuant to the provisions in the Enterprise Annuity Program.

8.1.4	The Account Manager shall submit the calculation results of the Personal Account interests to be transferred to the Entrustee and Entrusters.

8.1.5	Upon confirmation of such Personal Account interests, the Entrusters shall notify the Entrustee. Then the Entrustee shall give instructions of transfer payment to the Custodian.

8.1.6	Upon payment of transfer, the Custodian shall report back to the Entrustee. Then the Entrustee shall submit transfer payment confirmations to the Account Manager who shall handle the accounts in a timely manner.

8.2	Retention of Personal Account interests.

Where a Beneficiary is transferred out of the China Life system with absence of any enterprise annuity plan established by his/her new employer or no new employer, or a Beneficiary leaves the Entrusters for reasons such as schooling, entry into army and unemployment, his/her Personal Account of Enterprise Annuity shall be transferred to a Retained Account.

Chapter 9. Handling of Investment Management Information

9.1 The Account Manager shall employ a share-measuring approach in the account management.

9.2 The Account Manager shall update the balances in the Enterprise Account and Personal Accounts of Enterprise Annuity Plan in accordance with the net value of shares of Enterprise Annuity Funds on the valuation date provided by the Entrustee.

Chapter 10. Handling of Errors

10.1 The Entrustee and Account Manager shall set up a sound internal control system, exercise strict management over process and optimize management techniques to prevent any error in management of Enterprise Annuity Funds from occurring.

10.2 The Entrustee and Account Manager shall have in place an error reporting system, and with regard to any error in management of Enterprise Annuity Funds arising from any causes whatsoever which affects or may affect the interests of the Entrusters and Beneficiaries, notify the other in writing within 24 hours from the day of discovery of such error and notify the Entrusters as required by the Laws and Regulations.

10.3 The Entrustee and Account Manager shall handle any error in account management in the best interest of the Beneficiaries in a fair, prompt and responsible manner. Where such error is due to reasons on the part of the Entrustee or Account Manager, the responsible party shall correct such error by emergency solutions and the other party shall provide assistance therein; where such error is due to other reasons, the Entrusters and Account Manager shall assist each other and the responsible party in correcting the error.

10.4 The responsible party shall be correspondingly liable for compensation for any Losses caused by such error. To the extent that any Losses or aggravation of Losses arise out of the failure of either party to promptly assist the responsible party in error correcting, such party shall also bear its proper share of liability for compensation.

10.5 Both the Entrustee and Account Manager shall inform each other of the correction of the account management of Enterprise Annuity and ensure that any and all errors are corrected.

10.6 Error adjustment shall restore the management to what it would otherwise be if no error had occurred as far as possible, and handling of errors shall follow the principle of difference makeup.

Chapter 11. Payment of Account Management Fee

11.1 The Entrusters shall pay the account management fee on a quarterly basis. Within 5 days after the end of each quarter, Party B shall send notice of account management fee for corresponding period to Party A. Party A shall, with 10 business days after receipt of such notice, pay the account management fee to the bank accounts designated by Party B in full.

Chapter 12. Information Reporting and Disclosure

12.1	Periodical reports.

12.1.1	Periodical reports on the account management: the Account Manager shall submit quarterly account management reports of the Enterprise Annuity Funds to the Entrustee within 15 days after the end of each quarter, and submit annual account management reports of the Enterprise Annuity Funds to the Entrustee within 45 days after the end of each year. The content and format of such reports shall be subject to the regulations of the Ministry of Human Resources and Social Security.

12.1.2	Annual equity statements for the Beneficiaries of the Enterprise Annuity Plan: the Account Manager shall submit annual equity statements of the Enterprise Annuity to the Beneficiaries within 60 days after the end of each year. The content and format of such reports shall be subject to the regulations of the Ministry of Human Resources and Social Security.

12.2 Ad-hoc reports: In the event that the Account Manager encounters any matters for which ad-hoc reports are required by the Laws and Regulations during the performance hereof, it shall report to relevant regulatory authorities promptly and report to the Entrustee within 3 business days after it becomes aware of or should have become aware of such matters.

12.3 Reports on the termination of duties: upon termination of the duties of the Account Manager, it shall submit account management reports of the Enterprise Annuity Funds to the Entrustee within 40 days after such termination, specifying reasons for such termination, unfinished matters and suggestions for handling the aforesaid matters, etc.

12.4 Reporting and disclosure of information shall be made through paper-based or electronic texts.

12.5 The Account Manager shall provide both Party A and Beneficiaries with Internet or telephone inquiry services.

Chapter 13. Prohibited Acts

The Entrustee and Account Manager are prohibited from conducting certain acts including but not limited to:

13.1 The Entrustee and Account Manager provide false information;

13.2 The Account Manager falsifies account management information;

13.3 The Account Manager uses the account management to seek improper interests for itself or for others;

13.4 The Account Manager entrusts the account management business to any third party during the term hereof;

13.5 Any other prohibited acts prescribed by the Laws and Regulation and the Agreement.

Supplementary Terms for Investment Management to the Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company

Foreword

Upon mutual negotiation, it is agreed that Party B will act as the Investment Administrator for the Enterprise Annuity Plan of China Life Insurance (Group) Company and perform the duties of investment management with respect to investment assets entrusted to Party B. To expressly define Party A and Party B’s rights and obligations in relation to the investment management of entrusted assets and to safeguard the Enterprise Annuity Funds and the legal interests of Party A and Party B, it is hereby agreed as follows in relation to the investment management of entrusted assets on the basis of the Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company:

Chapter 1. Definitions

Within these supplementary terms, the following terms shall have the respective meanings given to them below unless otherwise required by the context:

1.1 “Valuation Date” shall mean a specific valuation date agreed among the Entrustee, Custodian, Account Manager and Investment Administrator, on which the valuation result will be the basis for fund asset allocation, asset withdrawal and income distribution in relation to the Enterprise Annuity.

Chapter 2. Representations and Warranties

2.1 Party B hereby represents that it is a duly incorporated and validly existing professional organization which is legally qualified to engage in investment management business of enterprise annuity funds.

2.2 Party B represents it has established a strict segregation system to separate the investment management of enterprise annuity funds from the management of self-owned funds and other investments in terms of accounts and bookkeeping in order to ensure independent management and avoid conflict of interests. Meanwhile, Party B represents that it has established a risk control system to ensure independence among management of various businesses; separate departments for entrusted business and investment management have been also established with separate office areas, operating and management processes and business policies; and there is no holding of concurrent posts by officers having direct responsibilities and staff of the departments for entrusted business and investment management.

2.3 Party B represents that it has fully explained the investment management business to Party A before execution of the Agreement and also disclosed risks in relation to securities investment.

2.4 Party B represents the expected investment income and performance benchmarks introduced to Party A in the Agreement, relevant reports or documents are for reference only. Markets entail risks, and Party B makes no guarantee that no loss of principal will be incurred during management of the Enterprise Annuity Funds or earnings will be certainly generated.

2.5 Party B warrants it will faithfully, prudently and diligently perform its investment management duties strictly observing the Laws and Regulations, self-disciplinary conventions for enterprise annuity management industry and provisions herein.

2.6 Party B warrants that it will manage and control risks using scientific methods in good faith and for the best interest of the entrusted assets and use its best efforts to preserve and increase the value of entrusted assets with professional investment management services.

2.7 Party B warrants it will delegate professionals with fund management qualifications to manage the investment assets entrusted by Party A and make investments with the scope required by applicable laws and regulations and agreed herein.

2.8 Party B warrants it will collaborate with the Custodian to jointly perform investment management of the Enterprise Annuity Funds.

2.9 Party B warrants that it will require its employees to strictly observe the Laws and Regulations and professional code of conduct.

Chapter 3. Rights and Obligations

3.1	Rights of Party B as the Entrustee

3.1.1	Oversee and check if the Investment Administrator can perform the investment management duties in accordance with the Laws and Regulations and the provisions herein, and require the Investment Administrator to make explanations with respect to investment management;

3.1.2	Develop asset allocation strategies for the Enterprise Annuity Funds.

3.1.3	Periodically obtain Enterprise Annuity Account management reports from the Investment Administrator;

3.1.4	Review, transcribe or copy data and documents in relation to the Investment Portfolios of the Enterprise Annuity Plan pursuant to the Laws and Regulations;

3.1.5	Exercise other rights available according to the Laws and Regulations and the provisions herein.

3.2	Obligations of Party B as the Entrustee

3.2.1	Provide confirmation letters of the Enterprise Annuity Plan to the Investment Administrator;

3.2.2	Transfer entrusted assets to the Investment Administrator for investment management purpose as agreed herein.

3.2.3	Coordinate with the Custodian and other managers in working with the Investment Administrator in investment management of the Enterprise Annuity Funds.

3.2.4	Keep trade secrets confidential and refrain from disclosing investment plans and investment intents in relation to the entrusted assets.

3.2.5	In case of any changes in the Enterprise Annuity Plan within the term of the Agreement such as changes of managers, the Entrustee shall notify the Investment Administrator in a timely manner and properly organize business hand-over.

3.2.6	Perform other obligations as required by the Laws and Regulations and the provisions herein.

3.3	Rights of Party B as the Investment Administrator

3.3.1	Manage investment of entrusted assets as agreed herein.

3.3.2	Exercise shareholder’s rights, bond holder’s rights and fund unit holder’s rights available for entrusted assets.

3.3.3	Obtain data and relevant information necessary for performance of the investment management duties in a timely manner according to the Agreement.

3.3.4	Charge investment management fees on time and in full according to the Agreement.

3.4	Obligations of Party B as the Investment Administrator

3.4.1	Manage entrusted assets faithfully, credibly, prudently and diligently.

3.4.2	Determine an investment supervision checklist together with the Custodian.

3.4.3	Have sufficient personnel with professional qualifications for investment analysis and decision making and manage entrusted assets in a professional way.

3.4.4	Establish and refine an internal risk control mechanism and an auditing system to ensure the Properties under the Enterprise Annuity Funds are independent of its own properties and other properties under its management.

3.4.5	Promptly check with the Custodian on the accounting and valuation results of the Enterprise Annuity Funds.

3.4.6	Establish the Reserves for Investment Management Risks and manage the same according to the Laws and Regulations and as agreed herein.

3.4.7	Submit to the Entrustee on a periodical basis Enterprise \Annuity Fund investment management reports with financial data as confirmed by the Custodian.

3.4.8	Submit on a periodical basis reports on account management business operation of Enterprise Annuity Funds to the relevant regulatory authorities.

3.4.9	Keep certificates, books, annual financial reports and investment records in relation to the investment management of the Enterprise Annuity Funds for a minimum of 15 years from the termination of the Agreement as required by the national regulations.

3.4.10	Perform other obligations as required by the Laws and Regulations and the provisions herein.

Chapter 4. Entrusted Assets

4.1	Transfer of initially entrusted assets

The Entrustee shall promptly notify the Custodian to transfer the initially entrusted assets in full to the Custody Account for Investment Assets once the relevant accounts are opened, and the Custodian shall give notices in writing to the Entrustee and the Investment Administrator respectively on the day of receipt of the entrusted assets.

4.2	Addition of entrusted assets

Within the term of the Agreement, after the Entrusters transfer any additional entrusted assets to the Custody Account for Entrusted Properties of the Custodian, the Entrustee shall promptly send an instruction to the Custodian for transferring the entrusted assets to the Custody Account for Investment Assets and notifying the Investment Administrator. The Custodian shall give notices in writing to the Entrustee and the Investment Administrator respectively on the day of receipt of the entrusted assets.

4.3	Withdrawal of entrusted assets

Within the term of the Agreement, a prior notice shall be given to the Investment Administrator if the Entrustee needs to reduce the entrusted assets. The Custodian shall transfer funds from the Custody Account for Investment Assets to the Custody Account for Entrusted Property according the Entrustee’s instruction and notify the Entrustee and the Investment Administrator respectively in writing on the same day of transfer. It is agreed that the Entrustee shall give prior notices as below:

4.3.1	at least 3 Trading Days in advance if the amount to be withdrawn is less than 5% (not inclusive) of the net value of entrusted assets on the last trading day immediately preceding to the notification day;

4.3.2	at least 5 Trading Days in advance if the amount to be withdrawn is more than 5% (inclusive) of the net value of entrusted assets on the last trading day immediately preceding to the notification day;

4.3.3	In case the Investment Administrator cannot process instructions for withdrawing entrusted assets as described above resulting from the failure to realize all or part of Enterprise Annuity Funds in a timely manner due to any restrictive regulations or covenants of the Laws and Regulations, regulatory bodies or other organizations in relation to securities trading, the Entrustee and the Investment Administrator shall otherwise negotiate on solutions;

4.3.4	The Investment Administrator shall not be liable for any Losses in relation to asset realization as a result of delay in notification by the Entrustee or Losses that may be incurred because the Custodian fails to transfer funds strictly according to the Entrustee’s instructions.

Chapter 5. Investment Policy and Modifications

5.1	Investment objective

Preserve and increase the value of the Enterprise Annuity Funds with professional investment management services on the basis of fully considering asset security and liquidity.

5.2	Investment principles

Observe the principles of being prudent and risk diversification to realize long-term stable appreciation of the Enterprise Annuity Funds.

5.3	Investment policy

The Investment Administrator will manage the entrusted assets according to the investment policy (see Appendix 1) agreed in these supplementary terms.

5.4	Modifications to the investment policy

5.4.1	Modifications to the investment policy (see Appendix 1) shall be agreed in writing by the Entrustee and the Investment Administrator. Modified investment policy will become effective upon delivery to the Investment Administrator. The Investment Administrator shall adjust investment portfolios within a reasonable range of time required by the Entrustee.

5.4.2	In case of modifications to the Laws and Regulations in relation to investment and operation of Enterprise Annuity Funds, the Entrustee shall promptly notify the Investment Administrator of the adjusted investment policy.

Chapter 6. Appointment and Change of Investment Managers

6.1	Appointment of investment managers

The Investment Administrator shall appoint persons with appropriate qualifications as the investment managers for the entrusted assets (see Appendix 2 for information of the investment managers).

6.2	Change of investment managers

In case an investment manager leaves or cannot perform his or her duties, the Investment Administrator shall notify the Entrustee within 5 working days from his/her leave or inability of performance, and a proxy arranged by the Investment Administrator shall perform the duties of the investment manager temporarily before a new manager is appointed, provided that the time of temporary management shall not exceed 10 working days. The Investment Administrator shall notify the Entrustee within 5 working days after appointment of a new investment manager or a proxy.

Chapter 7. Appointment and Change of Brokers

7.1	Appointment of brokers

7.1.1	Brokers with adequate trading and clearing abilities shall be appointed by the Investment Administrator, and a notification of appointment shall be given to the Entrustee and the Custodian in a timely manner.

7.1.2	The Investment Administrator shall sign a trading unit agreement with brokers and specify special trading units for the trading of the entrusted assets. The Custodian shall sign a clearing agreement with appropriate depository and clearing organizations according to the trading unit agreement for delivery of funds and information transmission.

7.2	Change of brokers

The Investment Administrator shall appoint a new broker when it is justified to believe the existing broker cannot perform its brokerage duties, provided that a one-month prior notice shall be given to the Entrustee and the Custodian and the existing broker shall not resign until handover of businesses is completed.

Chapter 8. Sending, Confirmation and Execution of Investment Instructions

8.1	Authorization of trade clearing

8.1.1	Within the range set forth in the investment policy, the Investment Administrator shall have the right to instruct the Custodian to handle clearing of the entrusted assets, delivery of securities and other transactions without the necessity of obtaining specific consents or authorization from the Entrustee.

8.1.2	The Investment Administrator is solely responsible for purchase and sale of securities in relation to the entrusted assets pursuant to the investment policy, and the Custodian shall handle clearing issues pursuant to the instructions of the Investment Administrator without preventing the Investment Administrator from exercising the trading rights agreed herein.

8.2	Investment instructions cover but not limited to trading counterparties and objects, delivery time and method, delivery amount and quantity, etc.

8.3	Sending, confirmation and execution of investment instructions.

8.3.1	The Investment Administrator shall confirm deals with trading counterparties on the closing day, promptly send investment instructions to the Custodian and reserve necessary time for the Custodian to execute the instructions.

8.3.2	After requiring the Custodian to check relevant trading documents and confirm there is no trading beyond authority, the Entrustee shall promptly transfer funds and process other businesses according to the instructions of the Investment Administrator.

8.4	The Investment Administrator shall enhance management of positions and refrain from overbuying or overselling securities which are prohibited by applicable laws. In case of overbuying or overselling which causes clearing difficulties or risks to the Custodian, the Custodian shall immediately notify the Entrustee and the Investment Administrator once it becomes aware of such difficulties or risks, and the Investment Administrator shall take remedies in a timely manner and indemnify any Losses incurred to the entrusted assets and the Custodian.

Chapter 9. Treatment of Trading beyond Authority and Passive Limit Exceeding

9.1	Definition of trading beyond authority by the Investment Administrator

Trading beyond authority referred to herein shall include overbuying and overselling prohibited by applicable laws, investment percentage and investment scope inconsistent with those agreed herein or other investment behaviors violating the provisions herein and the Laws and Regulations, excluding investment percentage and investment scope inconsistent with those agreed herein or required by the Laws and Regulations due to reasons not attributable to the Investment Administrator such as passive limit exceeding.

9.2	Determination of trading beyond authority

When the Custodian becomes aware of any trading beyond authority, it shall promptly notify the Entrustee and send a notification to the Investment Administrator:

9.2.1	If the Investment Administrator has no objection to trading beyond authority, the Custodian shall process the trading according to Section 9.3.

9.2.2	In case of a dispute that whether an investment behavior constitutes trading beyond authority between the Investment Administrator and the Custodian, the Entrustee shall make a determination with respect to the dispute within a reasonable timeframe and notify the Custodian and the Investment Administrator in writing. If it is determined by the Entrustee as trading beyond authority, the Custodian shall process the trading according to Section 9.3. If not, the Custodian shall follow the Investment Administrator’s instruction. If the Entrustee fails to reply within a reasonable timeframe, it shall be deemed that the Entrustee agrees with the Custodian and the Investment Administrator shall execute as notified by the Custodian, in which case, the Investment Administrator shall not be held liable for losses incurred to the entrusted assets therewith if they not attributable to the Investment Administrator.

9.3	Treatment of trading beyond authority

9.3.1	The Custodian shall reject unexecuted investment instructions given by the Investment Administrator which are determined as trading beyond authority.

9.3.2	If executed instructions given by the Investment Administrator are determined as trading beyond authority, for amounts or securities bought or sold in connection with the trading beyond authority, the Investment Administrator shall carry out reverse sell or buy for off-setting purpose and settle any income or loss therewith on the day of closing and liquidation, where Losses therewith (including relevant trading costs) shall be on the account of the Investment Administrator and incomes therewith shall remain with the entrusted assets.

9.3.3	The Investment Administrator shall promptly find out the reasons for trading beyond authority and responsible persons and provide the Entrustee and the Custodian with a report of trading beyond authority.

9.4	Treatment of passive limit exceeding

Passive limit exceeding generally covers inconsistencies of Investment Portfolios with the investment policy agreed herein due to reasons not attributable to the Investment Administrator such as fluctuations of stock markets, merger of public companies, changes in portfolio size and unforeseeable placement ratio. Passive limit exceeding includes passive limit exceeding in relation to investment percentage and passive limit exceeding in relation to investment types.

9.4.1	Passive limit exceeding in relation to investment percentage

9.4.1.1	Passive limit exceeding in relation to investment percentage refers to the cases that daily operations of the Investment Administrator are consistent with those required by the Laws and Regulations and those agreed in the investment policy, however, investment percentages exceed required ones due to reasons not attributable to the Investment Administrator.

9.4.1.2	Passive limit exceeding in relation to investment percentage generally covers limit exceeding as a result of market value changes of the entrusted assets due to fluctuations of stock markets, unforeseeable placement ratio during subscription of new shares, conversion of bonds into shares and changes in investment portfolio sizes (addition or withdrawal of entrusted assets).

9.4.1.3	The Investment Administrator shall take active measures to avoid passive limit exceeding in relation to investment percentage in the investment management, and once it becomes aware of limit exceeding in this respect, it shall complete adjustment within 10 Trading Days after relevant types of investment are available for trading.

9.4.1.4	When the size of a single Investment Portfolio managed by the Investment Administrator increases or decreases by over 50% at a time due to addition or withdrawal of entrusted assets, the Investment Administrator shall adjust the investment percentage to the required range within 20 Trading Days after occurrence of such increases or decreases.

9.4.1.5	From the time when passive limit exceeding in relation to investment percentage is known to the time the investment percentage is adjusted to the required range, operations in connection with investment of such assets shall be limited to achieve the required range and no reverse operations are allowed.

9.4.2	Passive limit exceeding in relation to investment types

9.4.2.1	Passive limit exceeding in relation to investment types refers to holding of investment types in violation of the Laws and Regulations, these supplementary terms or the investment supervision checklist due to reasons not attributable to the Investment Administrator during holding of securities through indirect investment or holding of securities through compliant investment.

9.4.2.2	The Investment Administrator shall take active measures to avoid passive limit exceeding in relation to investment types in the investment management, and once it becomes aware of limit exceeding in this respect, it shall complete adjustment within 10 Trading Days after relevant types of investment are available for trading in light of maximizing the net value of investment portfolios.

Chapter 10. Valuation of the Entrusted Assets

10.1	Valuation purpose

Objectively and accurately reflect the value of the Enterprise Annuity Funds.

10.2	Valuation date

The valuation date is a Trading Day.

10.3	Valuation objects

Bank deposits, government bonds and other financial products with good liquidity obtained through operation of the enterprise annuity funds within the investment range according to the Laws and Regulations, including central bank bills, bond repurchase, universal insurance products, investment linked insurance products, security investment funds, shares, and financial products such as financial bonds, debentures, convertible bonds (including detachable convertible bonds), short-term financing bonds and medium-term notes with credit rating higher than investment grade.

10.4	Valuation method

10.4.1	Valuation of securities listed on a stock exchange

10.4.1.1	Securities listed on a stock exchange (including shares, warrants and funds) are valued at their closing prices on the valuation date. If they are not traded on the valuation date and no material changes in the economic environment have occurred since the most recent trading day, they are valued at the closing prices on the most recent trading day. If material changes in the economic environment have occurred since the most recent trading day, fair prices can be determined by adjusting the most recent market prices in reference of prevailing market prices of similar investment types and significant changes.

10.4.1.2	Bonds listed on a stock exchange which are traded at net prices are valued at their closing prices on the valuation date. If they are not traded on the valuation date and no material changes in the economic environment have occurred since the most recent trading day, they are valued at the closing prices on the most recent trading day. If material changes in the economic environment have occurred since the most recent trading day, fair prices can be determined by adjusting the most recent market prices in reference of prevailing market prices of similar investment types and significant changes.

10.4.1.3	Bonds listed on a stock exchange which are not traded at net prices are valued at the net prices based on closing prices on the valuation date reduced by any interest receivable in the closing prices. If they are not traded on the valuation date and no material changes in the economic environment have occurred since the most recent trading day, they are valued at the net prices based on closing prices on the most recent trading day reduced by any interest receivable in the closing prices. If material changes in the economic environment have occurred since the most recent trading day, fair prices can be determined by adjusting the most recent market prices in reference of prevailing market prices of similar investment types and significant changes.

10.4.1.4	For securities listed on a stock exchange for which there is no active market, their fair value shall be determined with appropriate valuation techniques. If it is difficult to reliably measure fair value with valuation techniques, they are valued at costs.

10.4.2	Valuation of securities which are not yet listed:

10.4.2.1	New shares by way of granting, transfer, allotment and public follow-up offering are valued at the market prices of the same shares listed on a stock exchange on the valuation date. If they are not traded on the valuation date, they are valued at the market price (closing price) on the most recent day.

10.4.2.2	For shares, bonds and warrants in IPOs which are not yet listed, their fair value shall be determined with appropriate valuation techniques. If it is difficult to reliably measure fair value with valuation techniques, they are valued at costs.

10.4.2.3	Shares in IPOs with a lock-up period are valued at the market price (closing price) of the same share when they are listed in a stock exchange. For shares in private offerings with a lock-up period, their fair value is determined according to relevant regulations of regulatory bodies or trade associations.

10.4.3	For fixed income types such as bonds traded in the national inter-bank bond market asset-backed securities, their fair value shall be determined with appropriate valuation techniques.

10.4.4	For share rights granted as a result of holding shares, their fair value shall be determined with appropriate valuation techniques, and if it is difficult to reliably measure fair value with valuation techniques, they are valued at costs.

10.4.5	If a bond is traded in two or more markets, it shall be valued separately by the markets where it is traded.

10.4.6	Open-ended funds (including LOFs) shall be valued at the net value or earnings per 10,000 shares on the business day preceding to the valuate date, and if the net value or earnings per 10,000 shares on the business day preceding to the valuate date are not available, valued at the net value or earnings per 10,000 shares on the business day preceding to the valuate date on the most recent business day.

10.4.7	If it is evident that valuation as described above cannot objectively reflect fair value, the Investment Administrator can determine the valuation based on prices that best reflect fair value provided it is agreed with the Custodian.

10.4.8	Applicable Laws and Regulations and compulsory regulations of regulatory bodies shall be followed. In case of new rules, the latest regulations shall be applied for valuation.

10.4.9	In case of disputes over valuation of the entrusted assets between the Investment Administrator and the Custodian, the two parties shall find out the reasons and make adjustments accordingly. If no agreement is reached through negotiation, the valuation results of the Custodian shall prevail.

Chapter 11. Payment of the Investment Management Fee

11.1	Payment of basic management fee and performance remuneration

11.1.1	Payment of the basic management fee

A basic management fee shall be paid on a quarterly basis. The Investment Administrator shall calculate the basic management fee payable within 5 working days after the end of each quarter or upon termination of the Agreement and send the list of the basic management fee and its calculation basis to the Custodian for review and then the latter shall send the same to the Entrustee. After final review by the Entrustee within 10 working days, the Entrustee shall send an instruction for transferring funds to the Investment Administrator within 15 working days, and the Investment Administrator shall send the instruction to the Custodian within 2 working days after confirmation. The Custodian shall transfer the basic management fee to the Investment Administrator from the respective entrusted assets according to the Entrustee’s instruction. The payment date shall be postponed in case of public holidays or statutory holidays.

11.1.2	Payment of performance remuneration

Performance remuneration shall be paid on a yearly basis. The Investment Administrator shall calculate the performance remuneration payable within 15 working days at the end of each year or upon termination of the Agreement and send the list of the performance remuneration and its calculation basis to the Custodian for review and then the latter shall send the same to the Entrustee. After final review by the Entrustee within 15 working days, the Entrustee shall send an instruction for transferring funds to the Investment Administrator within 15 working days, and the Investment Administrator shall send the instruction to the Custodian within 2 working days after confirmation. The Custodian shall transfer the performance remuneration to the Investment Administrator in a lump sum from the respective entrusted assets according to the Entrustee’s instruction. The payment date shall be postponed in case of public holidays or statutory holidays.

11.1.3	If an accounting year/quarter in which the Enterprise Annuity Funds are invested and operated (the year/quarter of inception or the last year/quarter) is not a complete accounting year/quarter, provisions and payments shall be made based on actual days of operations in the year/quarter.

11.1.4	Within the term of the Agreement, the total amount of investment management fees (including the basic management fee and performance remuneration) provisioned by the Investment Administrator shall not exceed the upper limit of management fees which is calculated as follows:

Upper limit of management fee = total amount of basic management fees/basic management fee ratio x 1.2%

Chapter 12. Information Reporting and Disclosure

12.1	Periodical reports

The Investment Administrator shall submit quarterly management reports of the Enterprise Annuity Funds with financial data confirmed by the Custodian to the Entrustee within 15 days after the end of each quarter, and submit annual account management reports of the Enterprise Annuity Funds with financial data confirmed by the Custodian to the Entrustee within 45 days after the end of each year. The content and format of such reports shall be subject to the regulations of the Ministry of Human Resources and Social Security.

No quarterly reports or annual reports shall be provided in case of operations of the Properties under the Entrusted Annuity Funds for less than 3 months.

12.2	Ad-hoc reports

12.2.1	In the event that the Investment Administrator encounters any matters for which ad-hoc reports are required by the Laws and Regulations during the performance hereof, it shall report to the Entrustee within 3 business days after it becomes aware of or should have become aware of such matters. Matters to be reported include but not limited to:

12.2.1.1	Net value of entrusted assets decreases by over 1% (inclusive) within one day or by over 2% for 5 consecutive trading days;

12.2.1.2	Reduction of capital, spin-off, merger, unwinding, dissolution by law or application for bankruptcy on the side of the Investment Administrator;

12.2.1.3	Changes in major shareholders, significant equity, registration place, registered capital or company name on the side the Investment Administrator;

12.2.1.4	Changes in the chairman, general manager or officers who are directly responsible for the enterprise annuity business on the side of the Investment Administrator;

12.2.1.5	Significant operating losses incurred by the Investment Administrator;

12.2.1.6	The Investment Administrator or its personnel for the Enterprise Annuity are investigated by judicial authorities due to their suspected crimes or are subject to penalties by regulatory bodies;

12.2.1.7	Lawsuits or arbitrations involving the Properties under the Enterprise Annuity Funds;

12.2.1.8	The Investment Administrator violated the Laws and Regulations in operations of the Enterprise Annuity Funds;

12.2.1.9	The Investment Administrator violated relevant contracts in operations of the Enterprise Annuity Funds;

12.2.1.10	Other matters that may materially affect the Enterprise Annuity Funds;

12.2.1.11	Other things that need to be reported as agreed herein;

12.2.1.12	Other matters to be reported according to the Laws and Regulations or as required by the Ministry of Human Resources and Social Security.

12.2.2	In case of matters described in Sections 12.2.1.2 to 12.2.1.8 above, in addition to the Entrustee, the Investment Administrator shall also report to the Ministry of Human Resources and Social Security within 5 business days after it becomes aware of or should have become aware of such matters.

12.3	Reports on the termination of duties

Upon termination of the duties of the Investment Administrator, it shall submit management reports of the Enterprise Annuity Funds to the Entrustee within 40 days after such termination, specifying reasons for such termination, unfinished matters and suggestions for handling the aforesaid matters, etc.

12.4	Information disclosure

12.4.1	Reporting and disclosure of information shall be made through paper-based or electronic texts.

12.4.2	The Investment Administrator shall report investment management of the Enterprise Annuity Funds as required and shall be responsible for the truth and completeness of reported contents.

12.4.3	The Investment Administrator shall have the right to discontinue fulfilling its obligation to disclose information in relation to the Enterprise Annuity Plan if the Entrustee fails to pay investment management fees as agreed herein for over 30 days, provided that the Investment Administrator shall notify the Entrustee 5 business days before the discontinuation.

Chapter 13. Prohibited Acts

The Entrustee and the Investment Administrator are prohibited from conducting certain acts including but not limited to:

13.1 provide false information;

13.2 mix its proprietary properties or other’s properties with the properties under the enterprise annuity funds;

13.3 unfairly treat the properties under the enterprise annuity funds and other properties under its management;

13.4 embezzles or misappropriates the properties under the enterprise annuity funds;

13.5 promise or otherwise make commitments in relation to principal preservation or earnings;

13.6 uses other assets under its management to seek improper interests for the Entruster of the Enterprise Annuity Plan or relevant managers;

13.7 use or dispose of the properties under the funds without permission;

13.8 offset credits and debts arising from entrusted assets under its management and those arising from its proprietary properties;

13.9 offset credits and debts arising from entrusted assets of different enterprise annuity plans;

13.10 assign the entrusted assets to a third party for management within the term of the Agreement;

13.11 any other prohibited acts prescribed by the Laws and Regulation and the agreements herein.

APPENDIX 1: INVESTMENT POLIC

Investment Policy for the Enterprise Annuity Plan of China Life Insurance (Group) Company

1.	Investment Objective

Enterprise annuity funds have the features of long term and accumulation from their monetary perspective, and they require a high level of safety and focus on absolute earnings because they relate to retirement protection of a lot of employees. According to such features, it is recommended to set the investment objective of the Enterprise Annuity as putting safety of principal in the first place, and then seeking stable returns and realizing principal preservation and value increase over a long term.

2.	Investment Philosophy

Allocate assets dynamically, seize investment opportunities, gain stable earnings through fixed income investments and control risks in relation to equity investments with disciplined approaches.

3.	Investment Scope

Strictly observing restrictions for investment scope and investment percentages set forth in the Administrative Measures for Enterprise Annuity Funds (Order No. 11 of the Ministry of Human Resources and Social Security), Notice on Expanding the Investment Scope of Enterprise Annuity Funds (RenSheBuFa[2013] No. 23) and other applicable regulations, the investment scope and objects are limited to financial instruments with good liquidity, including shares and bonds issued and listed according to applicable laws in China and other financial products suitable for investment according to applicable laws, regulations or permitted by China Securities Regulatory Commission. Within the term of the Agreement, the investment policy shall be adjusted accordingly as required by regulatory bodies in case of changes in requirements of regulatory bodies for the investment scope and percentages.

Asset Class	Investment Percentage	Description of investment types
Money markets	[5%, 100%]	Including current deposits, central bank bills, term deposits of less than one year (inclusive), bond repurchase, money market funds, currency based pension products, and liquidation provisions, securities clearing funds and securities subscription funds in the primary market are deemed as liquid assets

Fixed income	[0, 135%]	Including term deposits longer than one year, negotiated deposits, government bonds, financial bonds, debentures, convertible bonds (including detachable convertible bonds), short-term financing bonds, medium-term bills, universal insurance products, as well as wealth management products issued by commercial banks, trust products, infrastructure debt investment plans, specific asset management plans, bond funds, investment linked insurance products (equity investment percentage not higher than 30%), fixed income pension products and hybrid pension products

Equity	[0, 30%]	Including shares, equity funds, hybrid funds, investment linked insurance products (equity investment percentage higher than 30%), equity based pension products

3.1	Combined percentage of investment in current deposits, central bank bills, term deposits of less than one year (inclusive), bond repurchase, money market funds and currency based pension products shall not be less than 5% of the net value of entrusted assets in the investment portfolio; and liquidation provisions, securities clearing funds and securities subscription funds in the primary market are deemed as liquid assets.

3.2	Combined percentage of investment in term deposits longer than one year, negotiated deposits, government bonds, financial bonds, debentures, convertible bonds (including detachable convertible bonds), short-term financing bonds, medium-term bills, universal insurance products, as well as wealth management products issued by commercial banks, trust products, infrastructure debt investment plans, specific asset management plans, bond funds, investment linked insurance products (equity investment percentage not higher than 30%), fixed income pension products and hybrid pension products shall not be higher than 135% of the net value of entrusted assets in the investment portfolio; and the balance of funds for securities repurchases shall not be higher than 40% of the net value of entrusted assets in the investment portfolio on each trading day.

3.3	Combined percentage of investment in shares, equity funds, hybrid funds, investment linked insurance products (equity investment percentage higher than 30%) and equity based pension products shall not be higher than 30% of the net value of entrusted assets in the investment portfolio. Enterprise annuity funds shall not directly invest in warrants, and any warrants derived from investment types such shares and detachable convertible bonds shall be sold out in 10 trading days after the warrants are available for trading.

3.4	Investments of the Entrusted Investment Assets within a single Investment Portfolio under the Enterprise Annuity Funds in the stocks issued by a company, short-term financing bills, medium-term notes, financial bonds, corporate (enterprise) bonds, convertible bonds (including Convertible Bonds with Detachable Warrants) of the same type issued in a single period, and a single securities investment fund, universal insurance product or investment-linked insurance product, shall respectively, not exceed 5% of the issuance volume of such securities of the company, the shares of such fund and the assets under management of such insurance product; and shall not, at fair value, exceed 10% of the net value of such Entrusted Investment Assets. Provided that, investments of the Entrusted Investment Assets within a single Investment Portfolio in a single pension product that has been filed, are exempt from such 10% limit.

3.5	Investments of the Entrusted Investment Assets within a single Investment Portfolio in financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall in the aggregate, not exceed 30% of the net value of such Entrusted Investment Assets, among which, investments in trust products shall not exceed 10% of such net value. Provided that, investments in specialized Investment Portfolios for financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans are exempt from such limits of 30% and 10%; and such specialized Investment Portfolios shall have over 80% of their non-cash assets invested as identified by the Investment Orientation.

3.6	Investments of the Entrusted Investment Assets within a single Investment Portfolio in pension products of the types of financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall in the aggregate, not exceed 30% of the net value of such Entrusted Investment Assets, among which, investments in pension products of the type of trust products shall not exceed 10% of such net value. Provided that, investments in specialized Investment Portfolios for pension products of the types of financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans are exempt from such limits of 30% and 10%.

3.7	Investments of the Entrusted Investment Assets within a single Investment Portfolio in single-period financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall respectively, not exceed 20% of the assets under management of such financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans in that period. Provided that, investments in specialized Investment Portfolios for financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans are exempt from such limit.

3.8	Investments of the fund assets under a single Enterprise Annuity Plan in specialized Investment Portfolios for financial products of commercial banks, trust products, infrastructure debt investment plans or specific assets management plans, shall respectively, not exceed 30% of the net value of such fund assets, among which, investments in specialized Investment Portfolios for trust products shall not exceed 10% of such net value.

3.9	Investments of the fund assets under a single Enterprise Annuity Plan or Entrusted Investment Assets within a single Investment Portfolio in stock-type pension products shall not exceed 30% of the net value of such fund assets or Entrusted Investment Assets.

3.10	Investments of the fund assets under a single Enterprise Annuity Plan in pension products of the types of financial products of commercial banks, trust products, infrastructure debt investment plans and specific assets management plans, shall in the aggregate, not exceed 30% of the net value of such fund assets, among which, investments in pension products of the type of trust products shall not exceed 10% of such net value.

3.11	The Entrustee’s consent shall be obtained for investments of the Properties under the Enterprise Annuity Funds managed by the Investment Administrator in financial products managed by the Investment Administrator itself.

3.12	The enterprise annuity funds shall not be used for engaging in credit transactions, extending loans or providing guarantees. The Investment Administrator shall not engage in any investments that render the entrusted assets to bear unlimited liabilities.

3.13	The Entrustee may adjust relevant investment requirements within the scope of this investment policy and the Investment Administrator shall observe such adjusted requirements. Also, the Investment Administrator shall observe investment policies not set forth herein but required according to the Laws and Regulations.

4.	Investment Restrictions

4.1	Restricted securities investment: Purchases of the following shares or bonds are restricted in general, however, if the Investment Administrator has made such purchases for long-term investment needs, it shall submit a list of restricted securities purchased in a month to the Entrustee within the first 5 trading days in the next month together with investment rational and explanations:

4.1.1	Shares publicly condemned or severely punished by the CSRC in the past 12 months from the investment;

4.1.2	Shares for which qualified auditing opinions, adverse auditing opinions or no auditing opinions were issued by an accounting firm in the most recent year;

4.1.3	Shares with announced forecast losses or actual losses;

4.1.4	Financial bonds, debentures, convertible bonds (including detachable convertible bonds) and medium-term bills with latest credit rating below AA;

4.1.5	Short-term financing bonds with latest corporate rating below AA and credit rating below A-1;

4.1.6	Credit debts or short-term financing bonds with issuance size less than RMB 500 million;

4.1.7	Other securities for which restrictions are deemed necessary by the Entrustee.

4.2	Prohibited securities investment: transactions of the following securities shall be prohibited, engagement in transactions of prohibited securities by the Investment Administrator shall be deemed as trading beyond authority, which shall be treated according the supplementary terms for the investment management.

4.2.1	Non-domestic investments are prohibited;

4.2.2	Direct investments in warrants are prohibited;

4.2.3	Investments in bond repurchases with maturities exceeding the term of the Agreement are prohibited;

4.2.4	Investments in securities with lock-up dates exceeding the term of the Agreement are prohibited;

4.2.5	Investments in transactions of reverse repurchases of bonds with effective earnings lower than those of current deposits with a custodian bank are prohibited;

4.2.6	Investments in ST shares, *ST shares, PT shares and delisted shares are prohibited;

4.2.7	Purchases of securities in the second-board market are prohibited;

4.2.8	Other securities for which investments are prohibited as deemed necessary by the Entrustee.

5.	Risk Control and Information Disclosure

5.1	When the net value of the portfolio’s unit fund asset is lower than 0.97x of the same net value at the end of the last year (in case of the net value of unit asset in the first year of investment being lower than 0.97x, the above data is subject to the liquidation data of the Custodian on that day), if the securities concerned can be traded, sell investment assets other than money market assets and fixed income assets (excluding convertible bonds and bond funds) in the portfolio within 10 trading days until the net value is restored to the level at the end of the last year. Meanwhile, the Investment Administrator shall submit a written report to the Entrustee within 10 trading days explaining reasons for losses. The Entrustee shall communicate with the Investment Administrator promptly after receipt of the report and report the same to the Entrusters.

5.2	If the fund portfolio engages in a restricted securities transaction, the Investment Administrator shall submit a list of restricted securities purchased in a month to the Entrustee within the first 5 trading days in the next month together with specific investment rational and explanations;

5.3	If the fund portfolio engages in a prohibited securities transaction, the Investment Administrator shall submit a written report to the Entrustee within 2 trading days, which shall cover, including but not limited to, reasons, response plans and estimated profits/losses.

5.4	The Investment Administrator shall observe other risk prevention measures as deemed necessary by the Entrustee.

6.	Prohibited Acts

6.1	Use assets not under the Entrusters’ Enterprise Annuity Funds to engage in investment activities in the name of the Enterprise Annuity Funds, or use assets under the Entrusters’ Enterprise Annuity Funds to engage in investment activities in the name of others.

6.2	Unfairly treat assets under the Entrusters’ Enterprise Annuity Funds and intentionally damage the interests of the Entrusters and the Entrustee, including but not limited to:

6.2.1	Trade other assets managed by the Investment Administrator with priority over the assets entrusted hereunder;

6.2.2	Forestall trades of persons carrying out entrusted investment management or their interested personnel over the assets entrusted hereunder;

6.2.3	Prioritize other assets managed by the Investment Administrator in subscription of bonds in the primary market;

6.2.4	Fail to provide information and convenience to the managers of the assets entrusted hereunder equally sufficient as for other fund managers in term of researches and advises.

6.3	Engage in insider trading and market manipulation in the process of managing the assets entrusted hereunder.

6.4	Trade securities for the purpose of obtaining improper interests.

6.5	Carry out purchase and sale between the assets entrusted hereunder and other assets under its management or assets of its affiliates without permission, transfer the profits of the assets entrusted hereunder and damage the interests of the Entrusters’ Enterprise Annuity Funds.

6.6	Embezzle the assets entrusted hereunder.

6.7	Engage in investments that may render the assets entrusted hereunder to bear unlimited liabilities.

6.8	Engage in credit transactions using the assets entrusted hereunder.

6.9	Other activities prohibited according to the Laws and Regulations and these supplementary terms for the investment management.

6.10	Other activities prohibited by the Entrustee.

7.	Matters not covered herein shall be subject to applicable national policies, laws and regulations and these supplementary terms of the investment management.

APPENDIX 2: INFORMATION OF THE INVESTMENT MANAGERS

Name:	Guo Zhiqiang	Age:	38
Title:	Senior investment manager	Years of service with the company:	8
Major and education:	International finance and accounting, master	Years in the finance industry:	13
Investment style and philosophy:	Focus on allocation of big asset classes while actively seeking structured opportunities of assets, equity investment giving consideration to both top-down sector allocation and bottom-up stock selection, maintain balanced portfolio, focus on risk control and pursue long-term stable appreciation of assets.
Work experiences:

2000-2002 Forede Asset Management Co., Ltd., researcher

2002-2005 Rongtong Fund Management Co., Ltd., researcher, assistant investment manager

2005 - present investment manager, senior investment manager of China Life Asset Management Company Limited/ China Life Pension Company Limited

Historical performances:

In 2005, acted as assistant investment manager for QFII advisory business and achieved leading investment performances in the market;

In 2008, all annuity accounts under his management achieved positive earnings, with an average yield over 3%;

In 2009, annuity accounts under his management achieved good performances;

In 2010 and 2011, annuity accounts under his management outperformed the industry level.

In 2012, annuity accounts under his management achieved excellent performances, with an average yield over 6%.

Name:	Guo Li	Age:	31
Title:	Investment manager	Years of service with the company:	6
Major and education:	B.A. from Beijing University, M.A. from Chinese Academy of Sciences	Years in the finance industry:	6
Investment style and philosophy:	Having solid theoretical knowledge in economics and finance, and able to combine theoretical studies and investment practices, focus on macroeconomic analysis, and pursue sound growth of investment earnings.
Work experiences:
2007 - present investment manager of China Life Asset Management Company Limited/ China Life Pension Company Limited
Historical performances:
Mainly responsible for enterprise annuity fixed income investment and liquidity management and manages annuity accounts primarily for large corporations. In 2009 when the bond market fell by 4.46%, she achieved an average yield of 2.25% for fixed income investments, significantly higher than the market benchmark. In 2010-2012, fixed income investments of several enterprise annuity accounts under her management achieved yields high than the average yield in the industry, and the average yield of annuity accounts under her management was over 6% in 2012.

(This is the signing page for the Agreement on Entrusted Management of the Enterprise Annuity Plan of China Life Insurance (Group) Company and its supplementary terms)

Party A (seal):

China Life Insurance (Group) Company

Signature of legal representative or his authorized representative (or signet):

(or authorized representative)

Date:

China Life Insurance Company Limited (seal)

Signature of legal representative or his authorized representative

Date:

China Life Asset Management Company Limited (seal)

Signature of legal representative or his authorized representative

Date:

Party B: China Life Pension Company Limited (seal)

Signature of legal representative or his authorized representative

Date: